                                                                     Exhibit 2.2

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - -  x
-                                              :     Chapter 11
                                               :
In re:                                         :
                                               :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                       :
     et al.,                                   :
     -- --                                     .
                                               :     Jointly Administered
              Debtors.                         :
                                               x
- - - - - - - - - - - - - - - - - - - - - - -

         JOINT PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC. AND
               ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION
               ------------------------------------------------

David S. Kurtz
Timothy R. Pohl
Rena M. Samole
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700

       - and -

Gregg M. Galardi (I.D. No. 2991)
SKADDEN, ARPS, SLATE, MEAGHER
        & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000

Counsel for Debtors and Debtors in Possession
Dated: December 19, 2001

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
EXHIBITS.............................................................................  iii
--------

INTRODUCTION.........................................................................    1

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION,
     COMPUTATION OF TIME AND GOVERNING LAW...........................................    1
     A.  Scope Of Definitions; Rules Of Construction.................................    1
         -------------------------------------------
     B.  Definitions.................................................................    1
         -----------
               1.1    "Administrative Claim".........................................    1
               1.2    "Allowed Claim"................................................    1
               1.3    "Allowed Class..... Claim".....................................    2
               1.4    "Ballots"......................................................    2
               1.5    "Bankruptcy Code"..............................................    2
               1.6    "Bankruptcy Court".............................................    2
               1.7    "Bankruptcy Rules".............................................    2
               1.8    "Bar Date(s)"..................................................    2
               1.9    "BoA"..........................................................    2
               1.10   "Business Day".................................................    2
               1.11   "Cash".........................................................    2
               1.12   "Chapter 11 Case"..............................................    2
               1.13   "Chief Executive Officer"......................................    2
               1.14   "Claim"........................................................    3
               1.15   "Claims Objection Deadline"....................................    3
               1.16   "Claims Resolution Committee"..................................    3
               1.17   "Class"........................................................    3
               1.18   "Collateral"...................................................    3
               1.19   "Confirmation".................................................    3
               1.20   "Confirmation Date"............................................    3
               1.21   "Confirmation Hearing".........................................    3
               1.22   "Confirmation Order"...........................................    3
               1.23   "Convenience Claims"...........................................    3
               1.24   "Credit Documents".............................................    3
               1.25   "Creditor".....................................................    3
               1.26   "Creditors' Committee".........................................    3
               1.27   "Cure".........................................................    3
               1.28   "Debtor(s)"....................................................    4
               1.29   "Dilution".....................................................    4
               1.30   "Disclosure Statement".........................................    4
               1.31   "Disbursing Agent".............................................    4
               1.32   "Disputed Claim"...............................................    4
               1.33   "Disputed Claim Amount"........................................    4
               1.34   "Distribution Date"............................................    5

               1.35   "Distribution Record Date".......................................  5
               1.36   "Effective Date".................................................  5
               1.37   "Estate(s)"......................................................  5
               1.38   "Face Amount"....................................................  5
               1.39   "Final Order"....................................................  5
               1.40   "General Unsecured Claim"........................................  5
               1.41   "ICG Interests"..................................................  5
               1.42   "Impaired".......................................................  6
               1.43   "Indemnification Obligation".....................................  6
               1.44   "Indenture Trustee"..............................................  6
               1.45   "Intercompany Claim".............................................  6
               1.46   "Interest".......................................................  6
               1.47   "Lender".........................................................  6
               1.48   "Lender Claim"...................................................  6
               1.49   "Lien"...........................................................  6
               1.50   "Litigation Claims"..............................................  6
               1.51   "Management Option Plan".........................................  6
               1.52   "Management Option Plan Participants"............................  7
               1.53   "Management Options".............................................  7
               1.54   "New Common Shares"..............................................  7
               1.55   "New Secured Notes"..............................................  7
               1.56   "New Securities".................................................  7
               1.57   "Non-Debtor Subsidiaries"........................................  7
               1.58   "Norwest"........................................................  7
               1.59   "Old Common Shares"..............................................  7
               1.60   "Old Indentures".................................................  7
               1.61   "Old Note Claims"................................................  7
               1.62   "Old Notes"......................................................  7
               1.63   "Old Preferred Shares"...........................................  8
               1.64   "Old Securities".................................................  8
               1.65   "Old Stock Options"..............................................  8
               1.66   "Other Priority Claim"...........................................  8
               1.67   "Other Secured Claims"...........................................  8
               1.68   "Person".........................................................  8
               1.69   "Petition Date"..................................................  8
               1.70   "Plan"...........................................................  8
               1.71   "Plan Exhibit"...................................................  8
               1.72   "Pre-Petition Credit Agreement"..................................  8
               1.73   "Pre-Petition Credit Facility Agreements"........................  8
               1.74   "Priority Tax Claim".............................................  8
               1.75   "Professional"...................................................  8
               1.76   "Professional Fee Claim".........................................  9
               1.77   "Pro Rata".......................................................  9
               1.78   "Proof of Claim".................................................  9
               1.79   "Quarterly Distribution Date"....................................  9

               1.80   "Registration Rights Agreement"..................................  9
               1.81   "Reinstated" or "Reinstatement"..................................  9
               1.82   "Reorganized Debtor(s)"..........................................  9
               1.83   "Reorganized Subsidiary Debtor(s)"............................... 10
               1.84   "Reorganized ICG"................................................ 10
               1.85   "Restructuring Transactions"..................................... 10
               1.86   "Rights"......................................................... 10
               1.87   "Rights Offering"................................................ 10
               1.88   "Rights Offering Commencement Date".............................. 10
               1.89   "Rights Offering Distribution Pool".............................. 10
               1.90   "Rights Offering Expiration Date"................................ 10
               1.91   "Rights Offering Record Date".................................... 10
               1.92   "Rights Offering Pro Rata Share"................................. 10
               1.93   "Schedules"...................................................... 10
               1.94   "Secondary Liability Claim"...................................... 10
               1.95   "Secured Claim".................................................. 11
               1.96   "Secured Lender Claim"........................................... 11
               1.97   "Securities Act"................................................. 11
               1.98   "Special Committee".............................................. 11
               1.99   "Subordinated Claims"............................................ 11
               1.100  "Subsidiaries"................................................... 11
               1.101  "Subsidiary Debtors"............................................. 11
               1.102  "Subsidiary Interests"........................................... 11
               1.103  "Substantial Contribution Claim"................................. 11
               1.104  "Unimpaired"..................................................... 11
               1.105  "Unimpaired Claim"............................................... 11
               1.106  "Voting Record Date"............................................. 12

C.   Rules of Interpretation........................................................... 12
     -----------------------

D.   Computation of Time............................................................... 12
     -------------------

E.   Governing Law..................................................................... 12
     -------------

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS...................................... 12
               2.1     Introduction.................................................... 12
               2.2     Classification of Unimpaired Claims and Interests............... 13
               2.3     Classification of Impaired Claims And Interests................. 13


ARTICLE III TREATMENT OF CLAIMS AND INTERESTS.......................................... 14
     3.1       Unclassified Claims..................................................... 14
                       (a)   Administrative Claims..................................... 14
                       (b)   Priority Tax Claims....................................... 14
     3.2       Unimpaired Classes Of Claims and Interests.............................. 14
                       (a)   Class 1:  Other Priority Claims........................... 14

                       (b)   Class 2:  Other Secured Claims............................ 15
     3.3      Impaired Classes Of Claims and Interests................................. 15
                       (a)   Class 3:  Secured Lender Claims........................... 15
                       (b)   Class 4:  Convenience Claims.............................. 15
                       (c)   Class 5:  General Unsecured Claims........................ 15
                       (d)   Class 6:  ICG Interests and Subordinated Claims........... 16
     3.4      Reservation of Rights Regarding Claims................................... 16

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN......................................... 16
              4.1     Impaired Classes of Claims and Interests
                      Entitled to Vote................................................. 16
              4.2     Acceptance by an Impaired Class.................................. 16
              4.3     Presumed Acceptances by Unimpaired Classes....................... 16
              4.4     Classes Deemed to Reject Plan.................................... 16
              4.5     Summary of Classes Voting on the Plan............................ 16
              4.6     Confirmation Pursuant to Section 1129(b) of the
                      Bankruptcy Code.................................................. 16

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN......................................... 17
              5.1     Continued Corporate Existence.................................... 17
              5.2     Cancellation Of Old Securities And Agreements.................... 17
              5.3     Certificates of Incorporation and By-laws........................ 17
              5.4     Restructuring Transactions....................................... 17
              5.5     Issuance of New Common Stock, New Secured Notes and
                      Rights........................................................... 18
              5.6     Compensation And Benefit Programs................................ 19
              5.7     Directors And Officers of Reorganized Debtors.................... 19
              5.8     Revesting Of Assets; Releases of Liens........................... 20
              5.9     Preservation Of Rights Of Action................................. 20
              5.10    Effectuating Documents; Further Transactions..................... 20
              5.11    Exemption From Certain Transfer Taxes............................ 20
              5.12    Releases and Related Matters..................................... 21
              5.13    Lucent Settlement................................................ 22
              5.14    Cisco Settlement................................................. 22

ARTICLE VI SUBSTANTIVE CONSOLIDATION................................................... 22
              6.1     Substantive Consolidation........................................ 22
              6.2     Order Granting Substantive Consolidation......................... 23

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................... 23
              7.1     Assumed Contracts And Leases..................................... 23
              7.2     Payments Related To Assumption Of
                      Contracts And Leases............................................. 24
              7.3     Rejected Contracts And Leases.................................... 24

             7.4     Rejection Damages Bar Date........................................ 24

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS........................................ 25
             8.1     Distributions For Claims Allowed As Of The
                     Effective Date.................................................... 25
             8.2     Interest On Claims................................................ 25
             8.3     Distributions by Disbursing Agent................................. 25
             8.4     Record Date For Distributions To Holders Of Lender
                     Claims and Old Notes.............................................. 25
             8.5     Means Of Cash Payment............................................. 26
             8.6     Calculation Of Distribution Amounts Of New Common
                     Shares............................................................ 26
             8.7     Delivery Of Distributions......................................... 26
             8.8     Surrender of Securities and Instruments........................... 27
             8.9     Withholding And Reporting Requirements............................ 27
             8.10    Setoffs........................................................... 28

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS
    AND DISTRIBUTIONS WITH RESPECT THERETO............................................. 28
             9.1     Prosecution Of Objections to Claims............................... 28
             9.2     Treatment of Disputed Claims...................................... 29
             9.3     Disputed Claims Reserves.......................................... 29
             9.4     Distributions on Account of Disputed Claims Once
                     They Are Allowed and Additional Distributions on
                     Account of Previously Allowed Claims.............................. 29

ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
    THE PLAN........................................................................... 30
             10.1    Conditions To Confirmation........................................ 30
             10.2    Conditions To Effective Date...................................... 30
             10.3    Waiver Of Conditions.............................................. 30

ARTICLE XI RETENTION OF JURISDICTION................................................... 31

ARTICLE XII MISCELLANEOUS PROVISIONS................................................... 32
             12.1    Professional Fee Claims........................................... 32
             12.2    Administrative Claims Bar Date.................................... 33
             12.3    Payment Of Statutory Fees......................................... 33
             12.4    Modifications and Amendments...................................... 33
             12.5    Severability Of Plan Provisions................................... 33
             12.6    Successors And Assigns............................................ 34
             12.7    Compromises and Settlements....................................... 34
             12.8    Releases And Satisfaction Of Subordination Rights................. 34
             12.9    Discharge Of The Debtors.......................................... 34

             12.10   Injunction........................................................ 35
             12.11   Exculpation And Limitation Of Liability........................... 35
             12.12   Binding Effect.................................................... 36
             12.13   Revocation, Withdrawal, Or Non-Consummation....................... 36
             12.14   Plan Exhibits..................................................... 37
             12.15   Notices........................................................... 37
             12.16   Indemnification and Related Matters............................... 38
             12.17   Prepayment........................................................ 38
             12.18   Dissolution of the Creditors' Committee and
                     Establishment of the Claims Resolution Committee.................. 39
             12.19   Term Of Injunctions Or Stays...................................... 41

                                   EXHIBITS
                                   --------

Exhibit A        Form of Certificate of Incorporation of Reorganized ICG

Exhibit B        Form of Bylaws of Reorganized ICG

Exhibit C        Form of Management Option Plan

Exhibit D        Form of Registration Rights Agreement

Exhibit E        Term Sheet for Rights Offering

Exhibit F(1)     Term Sheet for New Secured Notes if Class 3 Accepts the Plan

Exhibit F(2)     Term Sheet for New Secured Notes if Class 3 Does Not Accept
                 the Plan

                                   SCHEDULES
                                   ---------

Schedule 1.57    Schedule of Non-Debtor Subsidiaries

Schedule 1.101   Schedule of Subsidiary Debtors

Schedule 5.9     Schedule of Causes of Action to be Retained by Reorganized ICG

Schedule 5.13    Lucent Settlement Agreement

Schedule 5.14    Cisco Settlement Agreement

Schedule 7.1     Non-Exclusive Schedule of Assumed Contracts

Schedule 7.3     Exclusive Schedule of Rejected Contracts

                                 INTRODUCTION

     ICG Communications, Inc., a Delaware corporation ("ICG"), and those entities listed on Schedule 1.101 hereto (collectively, the "Subsidiary Debtors"), hereby propose the following joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims (as defined herein) and equity Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities (as defined herein) to be issued under the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

     All holders of Claims are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan.
Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Article XII of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE I

                     DEFINITIONS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

A.   Scope Of Definitions; Rules Of Construction
     -------------------------------------------

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.   Definitions
     -----------

     1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case,
(b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     1.2 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or
(d) that is expressly allowed in a liquidated amount in this Plan.

     1.3 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

     1.4 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

     1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. (S)(S) 101-1330, as now in effect or hereafter amended.

     1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

     1.7 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     1.8 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

     1.9  "BoA" means Bank of America, N.A.

     1.10 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

     1.11 "Cash" means legal tender of the United States or equivalents thereof.

     1.12 "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

     1.13 "Chief Executive Officer" means, at any time prior to the Effective Date, the Person holding the title of chief executive officer of ICG, and at any time after the Effective Date, the Person holding the title of chief executive officer of Reorganized ICG.

     1.14 "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

     1.15 "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be ninety (90) days after the Effective Date.

     1.16 "Claims Resolution Committee" means the committee established pursuant to Section 12.18 of this Plan.

     1.17 "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

     1.18 "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.19 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

     1.20 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

     1.21 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     1.22 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

     1.23 "Convenience Claims" means any Claim that otherwise would be an Allowed Class 5 Claim against the Debtors in an amount (i) equal to or less than $500, or (ii) greater than $500 but which is reduced to $500 by an irrevocable written election of the holder of such Claim made on a validly executed and timely delivered Ballot.

     1.24 "Credit Documents" means the "Credit Documents" as defined in the Pre-Petition Credit Agreement.

     1.25 "Creditor" means any Person who holds a Claim against any of the Debtors.

     1.26 "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

     1.27 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

     1.28 "Debtor(s)" means, individually, ICG and each of the Subsidiary Debtors, and collectively, ICG and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

     1.29 "Dilution" means dilution subsequent to the Effective Date (a) to the extent necessary to give effect to the exercise of the Management Options, (b) as a result of exercise of the Rights, or (c) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

     1.30 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

     1.31 "Disbursing Agent" means Reorganized ICG or any party designated by Reorganized ICG, in its sole discretion, to serve as disbursing agent under the Plan.

     1.32 "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and

          (a) if no Proof of Claim has been, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

          (b) if a Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Proof of Claim varies from the amount of such Claim as listed in the Schedules; or (iii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

          (c) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed; or

          (d) that is disputed in accordance with the provisions of this Plan.

     1.33 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

     1.34 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, to holders of Allowed Claims entitled to receive distributions under this Plan.

     1.35 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

     1.36 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section 10.2 of this Plan have been satisfied or waived as provided in Article X of this Plan and is the effective date of the Plan.

     1.37 "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

     1.38 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

     1.39 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.40 "General Unsecured Claim" means a Claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Secured Lender Claim, Subordinated Claim or Convenience Claim.

     1.41 "ICG Interests" means, collectively, the Old Common Shares, the Old Preferred Shares, and the Old Stock Options, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Shares, Old Preferred Shares, Old Stock Options, or other equity ownership interests in ICG or any Subsidiary Debtor (other than the Subsidiary Interests), and any contracts subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities or other ownership interests in ICG or any Subsidiary Debtor (other than the Subsidiary Interests).

     1.42 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.43 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

     1.44 "Indenture Trustee" means Norwest Bank Colorado, National Association or its successor, in either case, in its capacity as indenture trustee for each of the Old Notes.

     1.45 "Intercompany Claim" means, as the case may be, any Claim (a) by a Debtor against another Debtor or (b) by a Non-Debtor Subsidiary against a Debtor.

     1.46 "Interest" means (a) the legal, equitable, contractual and other rights of any Person (including any 401K plan or plan participant) with respect to ICG Interests, (b) the legal, equitable, contractual or other rights of any Person with respect to the Subsidiary Interests and (c) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

     1.47 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement, dated as of August 12, 1999, Royal Bank of Canada as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc. as sole book-runner and lead arranger for the Lenders, BoA and Barclays Bank Plc as co-documentation agents, and their individual successors and assigns.

     1.48 "Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreements.

     1.49 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.50 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section 5.9 of this Plan.

     1.51 "Management Option Plan" means a stock option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Exhibit C to this Plan.

     1.52 "Management Option Plan Participants" means the employees of Reorganized ICG entitled to participate in the Management Option Plan.

     1.53 "Management Options" means the options to be issued by Reorganized ICG to the Management Option Plan Participants to purchase New Common Shares pursuant to the provisions of the Management Option Plan.

     1.54 "New Common Shares" means the common shares of Reorganized ICG authorized under Section 5.5 of this Plan.

     1.55 "New Secured Notes" means the new promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan, with the terms and conditions set forth on either Exhibit F(1) or Exhibit F(2) to this Plan based upon whether Class 3 accepts the Plan, as set forth in Section 3.3(a) of this Plan.

     1.56 "New Securities" means, collectively, the New Common Shares, New Secured Notes, Management Options, and the Rights.

     1.57 "Non-Debtor Subsidiaries" means, collectively, the direct and indirect subsidiaries of ICG listed on Schedule 1.57, which have not commenced Chapter 11 cases and thus are not Debtors.

     1.58 "Norwest" means Norwest Bank Colorado, National Association.

     1.59 "Old Common Shares" means the common shares of ICG issued and outstanding as of the Petition Date.

     1.60 "Old Indentures" means Indentures (a) dated April 27, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 9 7/8% Senior Notes due 2008; (b) dated February 12, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 10% Senior Notes due 2008; (c) dated March 11, 1997, between Norwest, as trustee, and ICG Holdings, Inc., for the 11 5/8% Senior Notes due 2007; (d) dated April 30, 1996, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.) for the 12 1/2% Senior Notes due 2006; and (e) dated August 8, 1995, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), for the 13 1/2% Senior Notes due 2005, pursuant to which the Old Notes were issued and are outstanding.

     1.61 "Old Note Claims"  means any Claim arising from the Old Notes.

     1.62 "Old Notes" means the (a) 9 7/8% Senior Notes due 2008 issued by ICG Services, Inc.; (b) the 10% Senior Notes due 2008, dated February 12, 1998 issued by ICG Services, Inc.; (c) the 11 5/8% Senior Notes due 2007 issued by ICG Holdings, Inc.; (d) the 12 1/2% Senior Notes due 2006 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.); and (e) the 13 1/2% Senior Notes due 2005 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), issued and outstanding under the Old Indentures.

     1.63 "Old Preferred Shares" means the preferred shares of any of the Debtors issued and outstanding as of the Petition Date, including (i) ICG Communications, Inc. 8% Series A-1, A-2, and A-3 Convertible Preferred Securities Mandatorily Redeemable 2009; (ii) ICG Funding, LLC Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009;
(iii) ICG Communications, Inc. 6 3/4% Preferred Stock Mandatorily Redeemable 2009; (iv) ICG Holdings, Inc. 14% Preferred Stock, Mandatorily Redeemable 2008; and (v) ICG Holdings, Inc. 14 1/4% Preferred Stock Mandatorily Redeemable 2007.

     1.64 "Old Securities" means collectively, the Old Common Shares, the Old Preferred Shares, the Old Stock Options and the Old Notes.

     1.65 "Old Stock Options" means the outstanding options to purchase Old Common Shares, or Old Preferred Shares, as of the Petition Date.

     1.66 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     1.67 "Other Secured Claims" means all Secured Claims against any of the Debtors, as the case may be, other than the Secured Lender Claims.

     1.68 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

     1.69 "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

     1.70 "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

     1.71 "Plan Exhibit" means any exhibit or schedule attached hereto.

     1.72 "Pre-Petition Credit Agreement" means the Credit Agreement, dated as of August 12, 1999, among ICG, as borrower, the Lenders, Royal Bank of Canada, as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as sole book-runner and lead arranger for the Lenders, and BoA and Barclays Bank Plc as co-documentation agents, as amended.

     1.73 "Pre-Petition Credit Facility Agreements" mean the Pre-Petition Credit Agreement and the Credit Documents.

     1.74 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.75 "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.76 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

     1.77 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

     1.78 "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

     1.79 "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     1.80 "Registration Rights Agreement" means an agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Exhibit E to this Plan.

     1.81 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

     1.82 "Reorganized Debtor(s)" means, individually, any Reorganized Debtor and, collectively, all Reorganized Debtors, on or after the Effective Date.

     1.83 "Reorganized Subsidiary Debtor(s)" means, individually, a Reorganized Subsidiary Debtor, and, collectively, all Reorganized Subsidiary Debtors, on or after the Effective Date.

     1.84 "Reorganized ICG" means reorganized ICG or its successor, on and after the Effective Date.

     1.85 "Restructuring Transactions" has the meaning ascribed thereto in
Section 5.4 of this Plan.

     1.86 "Rights" means certificated, transferable rights issued by Reorganized ICG. The securities to be offered pursuant to the Rights will be New Common Shares.

     1.87 "Rights Offering" means the issuance of the Rights by Reorganized ICG to holders of Allowed Class 5 Claims on the Rights Offering Commencement Date, on the terms and conditions set forth in Exhibit E to this Plan.

     1.88 "Rights Offering Commencement Date" means the date on which ICG commences the Rights Offering by mailing to holders of Allowed Class 5 Claims as of the Rights Offering Record Date certificates representing the Rights and instructions for the exercise thereof, which date shall be as soon as practicable after the Effective Date.

     1.89 "Rights Offering Distribution Pool" means all of the Rights.

     1.90 "Rights Offering Expiration Date" means thirty (30) calendar days after the date on which all the conditions to the Effective Date have occurred.

     1.91 "Rights Offering Record Date" means the date that is the record date to determine which holders of Claims are entitled to receive Rights, which shall be the Confirmation Date or the date set forth in the Confirmation Order.

     1.92 "Rights Offering Pro Rata Share" means, as to any Allowed Class 5 Claim on the Rights Offering Record Date, a fraction, (i) the numerator of which is the amount of such Allowed Class 5 Claim as of the Rights Offering Record Date and (ii) the denominator of which is the aggregate amount of Allowed Class 5 Claims as of the Rights Offering Record Date.

     1.93 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

     1.94 "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally, or secondarily liable for, any contractual, or tort, or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment, or performance; (b) indemnity bonds, obligations to indemnify, or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; or (f) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

     1.95 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.96 "Secured Lender Claim" means a Secured Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreement, which Claims shall be deemed Allowed pursuant to this Plan in the aggregate amount of $84.6 million.

     1.97 "Securities Act" means the Securities Act of 1933, 15 U.S.C. (S)(S) 77a-77aa, as now in effect or hereafter amended.

     1.98 "Special Committee" means the Special Committee of the Board of Directors of ICG, which is comprised of Messrs. William J. Laggett, John U. Moorhead, II, Leontis Teryazos, and Walter Threadgill.

     1.99 "Subordinated Claims" means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

     1.100 "Subsidiaries" mean, collectively, the Subsidiary Debtors and the Non- Debtor Subsidiaries.

     1.101 "Subsidiary Debtors" means the direct and indirect subsidiaries of ICG listed on Schedule 1.101, each of which are Debtors.

     1.102 "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors directly or indirectly owned by ICG, as of the Petition Date.

     1.103 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

     1.104 "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.105 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

     1.106 "Voting Record Date" means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

C.   Rules of Interpretation
     -----------------------

     For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   Computation of Time
     -------------------

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.   Governing Law
     -------------

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II

                    CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1   Introduction

     The Plan is premised on the substantive consolidation of the Debtors for purposes of voting on, distributions under, and Confirmation of the Plan only, as provided in Section 6.1 of the Plan.

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth in Section 3.1 of the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

     2.2   Classification of Unimpaired Claims and Interests

           (a)  Class 1:  Other Priority Claims

                Class 1 consists of all Other Priority Claims.

           (b)  Class 2:  Other Secured Claims

                Class 2 consists of separate subclasses for each Other Secured Claim secured by a Lien upon property in which an Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

     2.3   Classification of Impaired Claims And Interests.

           (a)  Class 3:  Secured Lender Claims

                Class 3 consists of all Secured Lender Claims.

           (b)  Class 4:  Convenience Claims

                Class 4 consists of all Convenience Claims.

           (c)  Class 5:  General Unsecured Claims

                Class 5 consists of all General Unsecured Claims.

           (d)  Class 6:  ICG Interests and Subordinated Claims

                Class 6 consists of all ICG Interests and any Subordinated
                Claims.

                                  ARTICLE III

                       TREATMENT OF CLAIMS AND INTERESTS

     3.1   Unclassified Claims

           (a)  Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of Sections 12.1 -12.3 of this Plan, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

           (b)  Priority Tax Claims

     Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not to exceed six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

     3.2   Unimpaired Classes Of Claims and Interests

           (a)  Class 1:  Other Priority Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class 1 Claim, or
(iii) the date such Class 1 Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Claim (x) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (y) such other treatment as to which a Debtor and such holder shall have agreed upon in writing.

           (b)  Class 2:  Other Secured Claims

     On the Effective Date, the legal, equitable and contractual rights of holders of an Allowed Class 2 Claim shall be Reinstated, subject to the provisions of Article VIII of this Plan. The Debtors' failure to object to any such Class 2 Claims in the Chapter 11 Cases shall be without prejudice to ICG's or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Other Secured Claim holder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition liens on property of any Debtor held by or on behalf of the Other Secured Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Other Secured Claim holder are paid in full, subject to the provisions of Article VIII of this Plan. Nothing in this Section 3.2(b) or elsewhere in this Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged lien on any asset of a Debtor or the value of such Collateral.

     3.3   Impaired Classes Of Claims and Interests

           (a)  Class 3:  Secured Lender Claims

     On the Effective Date, each holder of an Allowed Class 3 Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 3 Claim, shall receive on or as soon as practicable after the Distribution Date, its Pro Rata share of one-hundred percent (100%) of the New Secured Notes. If Class 3 accepts the Plan, the New Secured Notes shall have the terms and conditions set forth on Plan Exhibit F(1). If Class 3 does not accept the Plan, the New Secured Notes shall have the terms and conditions set forth on Plan Exhibit F(2). If Class 3 votes against the Plan, the Debtors shall seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to Class 3.

           (b)  Class 4:  Convenience Claims

     On the Effective Date, each holder of an Allowed Class 4 Claim will receive cash equal to the amount of such Allowed Claim (as reduced, if applicable, pursuant to an election by the holder thereof).

           (c) Class 5:  General Unsecured Claims

     On the Effective Date, each holder of an Allowed Class 5 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim:

          (i) its Pro Rata share of 100% of the New Common Shares issued and outstanding as of the Effective Date (subject to Dilution); plus

          (ii) for each holder of an Allowed Class 5 Claim as of the Rights Offering Record Date, on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Rights Offering Distribution Pool.

          (d)  Class 6:  ICG Interests and Subordinated Claims

     The holders of ICG Interests and Subordinated Claims shall not receive or retain any property under the Plan on account of such Interests or Claims. On the Effective Date, all of the ICG Interests shall be deemed cancelled and extinguished.

     3.4  Reservation of Rights Regarding Claims

     Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.


                                  ARTICLE IV

                      ACCEPTANCE OR REJECTION OF THE PLAN

     4.1 Impaired Classes of Claims and Interests Entitled to Vote. Subject to Section 4.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

     4.2 Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds ([_]) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

     4.3 Presumed Acceptances by Unimpaired Classes. Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

     4.4 Classes Deemed to Reject Plan. Holders of Interests and Claims in Class 6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, Class 6 Interest and Claim holders are deemed to reject the Plan, and the votes of such Interest or Claim holders will not be solicited.

     4.5 Summary of Classes Voting on the Plan. As a result of the provisions of Sections 4.1, 4.3 and 4.4 of this Plan, the votes of holders of Claims in Classes 3, 4 and 5 will be solicited with respect to this Plan.

     4.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     5.1    Continued Corporate Existence

     Subject to the Restructuring Transactions defined in Section 5.4 of the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by this Plan.

     5.2    Cancellation Of Old Securities And Agreements

     On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be canceled, and (b) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

     5.3    Certificates of Incorporation and By-laws

     The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By-laws of Reorganized ICG shall be in substantially the form attached to this Plan as Exhibits A and B, respectively.

     5.4    Restructuring Transactions

            (a) On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

            (b) As part of the Restructuring Transactions, on, prior to, or as soon as practicable after, the Effective Date, Reorganized ICG shall take whatever steps are necessary and appropriate to wind-up and terminate the following entities' corporate existence: ICG Tevis, Inc. (Delaware); ICG Funding, LLC (Delaware); ICG Canadian Acquisition, Inc. (Delaware); ICG Holdings (Canada) Co. (Nova Scotia Unlimited Liability Company); ICG Services, Inc. (Delaware); ICG Enhanced Services, Inc. (Colorado); Communications Buying Group, Inc. (Ohio); PTI Harbor Bay, Inc. (Washington); Bay Area Teleport, Inc. (Delaware); ICG Access Services-Southeast-Inc. (Delaware); Trans American Cable, Inc. (Kentucky); ICG Telecom of San Diego, L.P. (CA Limited Partnership); Western Plains Finance, L.L.C. (NV Limited Liability Company); ICG Telecom Canada, Inc. (Federal Canadian); Zycom Corporation (Alberta, Canada); Zycom Corporation (Texas); Zycom Network Services, Inc. (Texas); DownNorth, Inc. (Georgia); and ICG NetAhead, Inc. (Delaware).


     5.5    Issuance of New Common Stock, New Secured Notes and Rights

     On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan the New Secured Notes and ten (10) million shares of New Common Stock to the holders of Allowed Claims in Classes 3 and 5, respectively. In addition, in accordance with the terms of the Rights Offering termsheet attached hereto as Exhibit E, on and as of the Rights Offering Commencement Date, Reorganized ICG will issue the Rights to the holders of Allowed Claims in Class 5 as of the Rights Offering Record Date, as contemplated by this Plan, and sufficient shares of New Common Stock for purchase pursuant to the Rights. The issuance of the New Common Stock, the New Secured Notes, and the Rights, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class 5 Claim holder (a) who by virtue of holding New Common Stock, the Rights to be distributed under the Plan and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and (b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form attached to this Plan as Exhibit D. Reorganized ICG shall use reasonable efforts to have the New Common Stock listed for trading on a national securities exchange.

     5.6    Compensation And Benefit Programs

          (a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under
Section 7.1 of this Plan.

          (b) On or about the Effective Date, management and the designated employees of Reorganized ICG and the other Reorganized Debtors shall receive stock options which are more specifically described in the Management Option Plan. The Management Option Plan shall be substantially in the form as Exhibit C to this Plan.

     5.7    Directors And Officers of Reorganized Debtors

          (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of seven (7) directors. Such board of directors shall be divided into Class I and Class II, with Class I consisting of four (4) directors, and Class II consisting of three
(3) directors. The Creditors' Committee shall be entitled to appoint all Class I directors, and the Chief Executive Officer shall be entitled to appoint all Class II directors. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent that the Creditors' Committee fails to file and give such notice, ICG shall designate the members of the board of directors of Reorganized ICG by announcing their identities at the Confirmation Hearing.

          (b) Terms. Reorganized ICG board members shall serve for an initial two (2) year term commencing on the Effective Date as determined by the Debtors. The terms will be staggered such that each year one class of directors will stand for re-election.

          (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship originally (i) selected by the Creditors' Committee shall be filled by a person designated by such director as a replacement to serve out the remainder of the applicable term; and (ii) selected by the Chief Executive Officer, shall be filled by a person designated by the Chief Executive Officer to serve out the remainder of the applicable term.

     5.8     Revesting Of Assets; Releases of Liens

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

     5.9    Preservation Of Rights Of Action

     Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights. Schedule 5.9 to the Plan contains a non-exclusive list of claims or causes of actions that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify Schedule 5.9 to add or delete parties or causes of action, but disclaim any obligation to do so.

     5.10   Effectuating Documents; Further Transactions

     The Chief Executive Officer, chief financial officer, or any other appropriate officer of ICG or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of ICG or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

     5.11   Exemption From Certain Transfer Taxes

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     5.12   Releases and Related Matters

          (a)  Releases by Debtors

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' or Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter and (ii) the Creditors' Committee and its members.

          (b) Release by Holders of Claims and Interests

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest that affirmatively votes in favor of the Plan shall have agreed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, against (i) the Debtors and their Subsidiaries, (ii) the Debtors' and their Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter and (iii) the Creditors' Committee and its members.

          (c)  Injunction Related to Releases

     As further provided in Article XII of this Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.


     5.13  Lucent Settlement

     On the Effective Date, the Debtors and Lucent Technologies, Inc. (together with its subsidiaries and affiliates, "Lucent") will enter into the settlement agreement as set forth on Plan Schedule 5.13, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.


     5.14  Cisco Settlement

     On the Effective Date, the Debtors and Cisco Systems, Inc. and Cisco Capital (collectively, "Cisco") will enter into the settlement agreement as set forth on Plan Schedule 5.14, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.


                                  ARTICLE VI

                           SUBSTANTIVE CONSOLIDATION

     6.1   Substantive Consolidation

     The Plan is premised upon the substantive consolidation of the Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 5.4, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Communications, Inc.; (b) no distributions shall made under the Plan on account of Intercompany Claims; (c) no distributions shall be made under the Plan on account of Subsidiary Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Section 5.4 of the Plan,
(ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

     6.2    Order Granting Substantive Consolidation

     This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described in Section 6.1 above. Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Court, the Substantive Consolidation order (which may be the Confirmation Order) may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Court, which hearing may, but need not, coincide with the Confirmation Hearing.

                                  ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     7.1    Assumed Contracts And Leases

          (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, including those listed on Schedule 7.1 attached hereto, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 attached hereto as being an executory contract or unexpired lease to be rejected, provided, however, that the Debtors reserve their right,
                      --------  -------
at any time prior to the Confirmation Date, to amend Schedule 7.1 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

          (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

          (c) To the extent that any of the Debtors' contracts with its customers are executory contracts within the meaning of applicable law, such contracts shall be deemed assumed pursuant to Section 7.1(a) of this Plan. Due to the extremely large number of customer contracts, customer contracts are not listed on Schedule 7.1. A list of all of the Debtors' customer contracts is available at the Debtors' corporate headquarters, and will be made available upon request to the Debtors.

     7.2   Payments Related To Assumption Of Contracts And Leases

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court.

     7.3   Rejected Contracts And Leases

     On the Effective Date, each executory contract and unexpired lease listed on Schedule 7.3 to this Plan shall be rejected pursuant to section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule 7.3 shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease; provided, however, that the Debtors
                                       --------  -------
reserve their right, at any time prior to the Confirmation Date, to amend
Schedule 7.3 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or
Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. Listing a contract or lease on Schedule 7.1 or 7.3 shall not constitute an admission by ICG nor Reorganized ICG that such contract or lease is an executory contract or unexpired lease or that ICG or Reorganized ICG has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

     7.4   Rejection Damages Bar Date

     If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Creditors' Committee, within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                 ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

     8.1   Distributions For Claims Allowed As Of The Effective Date

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, and subject to the provisions of Section 9.3 and 9.4 of this Plan, all distributions to holders of Allowed Claims as of the Effective Date shall be made on the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section
9.4 of this Plan. Notwithstanding the date on which any distribution of New Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution of such securities such holder shall be deemed to have the rights of a holder as of the Effective Date.

     8.2   Interest On Claims

     Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

     8.3     Distributions by Disbursing Agent

             (a) The Disbursing Agent shall make all distributions required under this Plan.

             (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

     8.4     Record Date For Distributions To Holders Of Lender Claims and Old
Notes

     At the close of business on the Distribution Record Date, the transfer records for the Old Notes and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Notes or Lender Claims. None of Reorganized ICG, the Disbursing Agent, nor the administrative agent for the Lenders shall have any obligation to recognize any transfer of such Old Notes or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

     8.5     Means Of Cash Payment

     Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

     8.6     Calculation Of Distribution Amounts Of New Common Shares

     No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized ICG or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole shares of New Common Shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows:
(a) fractions one-half ( 1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half ( 1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares that are rounded down.

     8.7     Delivery Of Distributions

     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
(d) in the case of the holder of an Allowed Old Note Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the first (1/st/) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent or the Indenture Trustee to attempt to locate any holder of an Allowed Claim.

     8.8     Surrender of Securities and Instruments

             (a)   Old Notes

     Except as provided in Section 8.8(b) of the Plan for lost, stolen, mutilated or destroyed Old Notes, each holder of an Allowed Claim evidenced by an Old Note shall tender such Old Note to the Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Note to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Notes shall be marked as canceled and delivered by the Indenture Trustee to Reorganized ICG.

             (b)   Lost, Stolen, Mutilated or Destroyed Old Notes

     In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by an Old Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the Indenture
Trustee: (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Old Note that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 8.8(b) by a holder of a Claim evidenced by an Old Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Note, as applicable.

             (c)   Failure to Surrender Canceled Old Notes

     Any holder of an Old Note that fails to surrender or be deemed to have surrendered such note or Old Note before the second (2nd) anniversary of the Effective Date shall have its claim for a distribution on account of such Old Note discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property.

     8.9     Withholding And Reporting Requirements

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 8.7 of this Plan.

     8.10    Setoffs

     The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

                                  ARTICLE IX

                      PROCEDURES FOR RESOLVING DISPUTED,
                    CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                      DISTRIBUTIONS WITH RESPECT THERETO

     9.1     Prosecution Of Objections to Claims

             (a)   Objections to Claims

     All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

             (b)   Authority to Prosecute Objections

                   (i) After the Confirmation Date, only the Reorganized Debtors will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under section 546(c) of the Bankruptcy Code. Except as provided in Section 12.7, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

                   (ii) On or before the last Business Day of each month or as otherwise agreed in writing by the Creditors' Committee or the Claims Resolution Committee, as set forth in Section 12.18, the Reorganized Debtors will provide counsel to the Claims Resolution Committee with written notice of each Disputed Claim that has been settled or compromised in the prior month, other than such settlements or compromises that fall within the parameters of settlement guidelines to be agreed to by the Debtors and the Creditors' Committee or the Claims Resolution Committee. Within ten (10) days after the receipt of such notice, the Claims Resolution Committee will provide the Reorganized Debtors with written notice of any such settlements or compromises with which it does not concur. If the Reorganized Debtors and the Claims Resolution Committee cannot reach agreement with respect to any such settlement or compromise, the Claims Resolution Committee will be permitted to file and serve on the Reorganized Debtors an objection to the reasonableness of such settlement or compromise by the last Business Day of the month following the month in which the Claims Resolution Committee received written notice of the settlement or compromise, with the reasonableness of such settlement or compromise to be determined by the Bankruptcy Court. If the Claims Resolution Committee does not provide a written notice and file and serve an objection as specified in this Section with respect to any particular settlement or compromise, then such settlement or compromise will be deemed resolved on the terms and subject to the conditions agreed to by the Reorganized Debtors. The Reorganized Debtors and the Claims Resolution Committee may modify the foregoing procedures by a writing executed by both.

     9.2     Treatment of Disputed Claims

     Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

     9.3     Disputed Claims Reserves

     Prior to making any distributions of the New Common Shares to holders of Allowed Class 5 Claims, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in Class 5, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in Class 5 would be entitled under the Plan as of such date if such Disputed Claims in Class 5 were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

     9.4 Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

     On each Quarterly Distribution Date, the Reorganized Debtors will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, from the Disputed Claim reserves, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of such claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Shares between the Effective Date and the date such shares are distributed to such Claim holder.

                                   ARTICLE X

                     CONDITIONS PRECEDENT TO CONFIRMATION
                         AND CONSUMMATION OF THE PLAN

     10.1    Conditions To Confirmation

     The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance acceptable to the Debtors.

     10.2    Conditions To Effective Date

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

             (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and shall:

                   (i) provide that the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                   (ii)   authorize the issuance of New Securities; and

                   (iii) provide that the New Common Shares, New Secured Notes, and Rights issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Common Shares or Rights are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code.

             (b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, and shall have been executed and delivered.

             (c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

     10.3    Waiver Of Conditions

     Each of the conditions set forth in Section 10.2 of the Plan may be waived in whole or in part by the Debtors. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

     11.1 Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

             (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

             (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

             (c) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

             (d) Effectuate performance of and payments under the provisions of the Plan;

             (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

             (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

             (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

             (h) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

             (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

             (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

             (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

             (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

             (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

             (n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

             (o) Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

             (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

             (q)   Enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

     12.1    Professional Fee Claims

     All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     12.2    Administrative Claims Bar Date

     All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 12.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee no later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) Business Days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

     12.3    Payment Of Statutory Fees

     All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

     12.4    Modifications and Amendments

     The Debtors may alter, amend, or modify the Plan or any Plan Exhibit under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

     12.5    Severability Of Plan Provisions

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     12.6    Successors And Assigns

     The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

     12.7    Compromises and Settlements

     Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

     12.8    Releases And Satisfaction Of Subordination Rights

     All Claims of the holders of the Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Lender Claims and Old Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

     12.9    Discharge Of The Debtors

             (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all ICG Interests.

             (b) As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all ICG Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

     12.10   Injunction

             (a) Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

             (b) As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.12 or 12.11 of this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

             (c) By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 12.10.

     12.11   Exculpation And Limitation Of Liability

             (a) None of the Debtors, the Reorganized Debtors, the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

             (b) Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or Reorganized Debtor, nor any statutory committee, nor any of their respective present or former members, officers, directors, employees, advisors or attorneys, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

             (c) Reorganized ICG shall indemnify each Person exculpated pursuant to this Section 12.11 against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in this Section 12.11.

             (d) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of this Plan.

     12.12   Binding Effect

     The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

     12.13   Revocation, Withdrawal, Or Non-Consummation

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

     12.14   Plan Exhibits

     Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 12.15 of the Plan.

     12.15   Notices

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     ICG COMMUNICATIONS, INC., et al.
                               -- ---
     161 Inverness Drive West
     Englewood, Colorado  80112
     Att'n: Bernard L. Zuroff, Esq.
     Telephone:   (303) 414-5872
     Facsimile:   (304) 414-8869

     with a copy to:

     SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
     333 West Wacker Drive
     Chicago, Illinois  60606-1285
     Att'n:   David S. Kurtz, Esq.
               Timothy R. Pohl, Esq.
               Rena M. Samole, Esq.
     Telephone:   (312) 407-0700
     Facsimile:   (312) 407-0411

     with a copy to:

WACHTELL, LIPTON, ROSEN & KATZ
51 West 52/nd/ Street
New York, NY 10019
Attn: Chaim J. Fortgang, Esq.

            Richard Mason, Esq.
     Telephone:  (212) 403-1000
     Facsimile:  (212) 403-2000

     SHEARMAN & STERLING
     599 Lexington Avenue
     New York, NY 10002
     Attn:  Mark J. Shapiro, Esq.
            Andrew Tenzer, Esq.
     Telephone: (212) 848-8195
     Facsimile: (212) 848-7179


     12.16   Indemnification and Related Matters

     (a)  Third-Party Indemnification

     Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under this Plan.

     (b)  Indemnification of Debtors' Directors, Officers and Employees

     Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date shall be limited to director and officer liability insurance coverage; provided however that all Indemnification Obligations to
                    -------- -------
members of the Special Committee, including for actions or events occurring prior to the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code. In addition, Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date. Reorganized ICG shall also reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Plan.

     12.17   Prepayment

     Except as otherwise provided in this Plan, any ancillary documents entered into in connection therewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

     12.18 Dissolution of the Creditors' Committee and Establishment of the Claims Resolution Committee

             (a)   Creditors' Committee

     On the Effective Date, the Creditors' Committee will dissolve and its members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date.

             (b)   Claims Resolution Committee

             (i)   Function and Composition of the Committee

     On the Effective Date, the Claims Resolution Committee will be established. Its sole functions will be: (A) in connection with applications for allowance of compensation and reimbursement of expenses for Professionals filed before or after the Effective Date, (B) to monitor the Reorganized Debtors' progress in
(x) reconciling and resolving Disputed Claims and (y) making distributions on account of such Claims once resolved and (C) to review and assert objections to the reasonableness of settlements and compromises of such Claims, pursuant to
Section 9.1. The Claims Resolution Committee will consist of three holders of Class 5 Claims who sit on the Creditors' Committee as of the Effective Date or other holders selected by the Creditors' Committee.

             (ii)  Committee Procedures

     The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (A) a majority of the Claims Resolution Committee will constitute a quorum, (B) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson, (C) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable and (D) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

             (iii) Employment of Professionals by the Committee and Reimbursement of Committee Members

     The Claims Resolution Committee will be authorized to retain and employ counsel to assist with the claims reconciliation process. The role of the Claims Resolution Committee's professionals will be strictly limited to assisting the committee in its functions as set forth herein. The Reorganized Debtors will pay the actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties upon the monthly submission of bills to the Reorganized Debtors and the members of the Claims Resolution Committee. If no objection to payment is received within 30 days following delivery of the bill, the bill will be paid by the Reorganized Debtors. Other than as specified in the preceding sentence, the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its professionals or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution. The undisputed portion of each bill will be paid on the 31/st/ day after delivery.

             (iv)  Dissolution of the Committee

     Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve on the date that an officer of Reorganized ICG files and serves on counsel to the Claims Resolution Committee by overnight delivery service or facsimile transmission a certification that the aggregate Face Amount of the remaining Disputed Claims in Class 5 is equal to or less than $25 million, or on the date that any objection filed to such certification is resolved by the Bankruptcy Court such that the aggregate Face Amount of the remaining Disputed Claims in Class 5 is equal to or less than $25 million. The Claims Resolution Committee may file and serve on the Reorganized Debtors an objection to the certification within ten (10) days of receipt thereof, with the issue of the aggregate Face Amount of remaining Disputed Claims to be determined by the Bankruptcy Court. The professionals retained by the Claims Resolution Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee. Notwithstanding the foregoing, the Claims Resolution Committee will not dissolve until orders regarding final requests for compensation by professionals become Final Orders and until the Confirmation Order becomes a Final Order.

     12.19   Term Of Injunctions Or Stays

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Dated: December 19, 2001

                            ICG Communications, Inc.
                            (for itself and on behalf of the Subsidiary Debtors)


                            By:  /s/ Randall E. Curran
                                 ---------------------
                            Name:     Randall E. Curran
                            Title:    Chief Executive Officer of ICG
                                      Communications, Inc.

Skadden, Arps, Slate, Meagher & Flom (Illinois)



David S. Kurtz
Timothy R. Pohl
Rena M. Samole
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700,

Skadden, Arps, Slate, Meagher & Flom LLP

/s/ Gregg M. Galardi
--------------------
Gregg M. Galardi
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

Attorneys for ICG Communications, Inc., et al.
                                        -- ---

                                                                  PLAN EXHIBIT A



             FORM OF ARTICLES OF INCORPORATION OF REORGANIZED ICG
             ----------------------------------------------------

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           ICG COMMUNICATIONS, INC.

                       ________________________________


          1.   The name of the corporation is ICG Communications, Inc.

          2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 1996.

          3. A Certificate of Designation of Rights and Preferences of the Preferred Stock Mandatorily Redeemable 2009 was filed on September 25, 1997, a Certificate of Designation of the Series A Preferred Stock was Filed on April 7, 2001 and an Amendment to the Certificate of Incorporation was filed on June 8, 2000.

          4. This Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, as amended, is being filed in connection with the Corporation's reorganization plan, dated December _______, 2001, (as such plan may be amended, supplemented, or modified from time to time (the "Reorganization Plan")), and was duly adopted in accor dance with the provisions of sections 242, 245, and 303 of the General Corporation Law of the State of Delaware ("Delaware General Corporation Law"). The Reorganization Plan was confirmed on ____________________ _____, 2002, by the United States Bankruptcy Court for the District of Delaware.

          5. The text of the Certificate of Incorporation of the corporation is hereby amended and restated so as to read in its entirety as follows:

          FIRST: The name of the corporation is ICG Communications, Inc.
          -----
(hereinafter called the "Corporation").

          SECOND: The address of the Corporation's registered office in the
          ------
State of Delaware is the Corporate Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent, is the Corporate Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

          THIRD: The nature of the business or purposes to be conducted or
          -----
promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of stock which the Corporation
          ------
shall have authority to issue is One Hundred and One Million (101,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock"), and one million (1,000,000)] shares shall be Preferred Stock of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock").

          A.   Provisions relating to Preferred Stock.
               --------------------------------------

          Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (i)   The designation of such series;

          (ii)  The number of shares initially constituting such series;

          (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series thereto fore fixed;

          (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

          (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

          (vii) Whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

          (viii) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price; and

          (ix)   Any other relative rights, preferences and limitations.

          B.     Provisions relating to Common Stock.
                 -----------------------------------

          (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

          (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

          (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH subject to the provisions of Article FIFTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

          FIFTH: The Corporation shall not issue any nonvoting equity securities
          -----
to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Reorganization Plan; provided, however, that this Article FIFTH (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

          SIXTH: The number of directors which shall constitute the whole Board
          -----
of Directors shall not be less than three (3) nor more than ten (10). The initial Board of Directors shall consist of seven (7) persons. The directors shall be divided into two classes designated Class I and Class II, which at all times shall be as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of Class I directors shall expire at the 2002 Annual Meeting of Stockholders and the term of office of Class II directors shall expire at the 2003 Annual Meeting of Stockholders. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting of stockholders after their election. The election of directors need not occur by written ballot.

          SEVENTH: All corporate powers shall be exercised by the Board of
          -------
Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amend ment thereof, or by the Amended and Restated By-Laws of the Corporation (the "By-Laws"). The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws, except to the extent that the By-Laws otherwise provide.

          EIGHTH: A director of the Corporation shall not be personally liable
          ------
to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional miscon duct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corpora tion Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          NINTH: Whenever a compromise or arrangement is proposed between this
          -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corpora tion under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and for of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          TENTH: The Corporation, shall indemnify any person who was or is a
          -----
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by applicable law. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          ELEVENTH: The Corporation reserves the right to amend or repeal any
          --------
provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, ICG Communications, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by [
], and attested by [                      ], its [                    ], this [
], 2002.


                              ICG COMMUNICATIONS, INC.

                              By:____________________________
                                    Name:
                                    Title:


Attest:



By:
    Name:
    Title:

                                                                  PLAN EXHIBIT B



                      FORM OF BY-LAWS OF REORGANIZED ICG
                      ----------------------------------

                               RESTATED BY-LAWS

                                      OF

                           ICG COMMUNICATIONS, INC.

                           (a Delaware corporation)



                                   ARTICLE I

                        Stockholders' Meetings; Voting

          Section 1.1    Annual Meetings. Annual meetings of stockholders shall
                         ---------------
be held on the date and at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At the annual meetings, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meetings to hold office until the second succeeding annual meeting of stockholders after their election. Any other proper business may be transacted at the annual meeting.

          Section 1.2    Special Meetings. Special meetings of stockholders may
                         ----------------
be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

          Section 1.3    Notice of Meetings. Whenever stockholders are required
                         ------------------
or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stock holder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only. Unless the Delaware General Corporation Law or the Certificate of Incorporation require otherwise, the Corporation is required to give notice only to stockholders entitled to vote at the meeting.

          Section 1.4    Adjournments. Any meeting of stockholders, annual or
                         ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjourn ment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5    Quorum. At each meeting of stockholders, except where
                         ------
otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of one-third of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of one-third of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall attend.

          Section 1.6    Organization. Meetings of stockholders shall be
                         ------------
presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.7    Voting; Proxies. Unless otherwise provided in the
                         ---------------
Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instru ment in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

          Section 1.8    Fixing Date for Determination of Stockholders of
                         ------------------------------------------------
Record. In order that the Corporation may determine the stockholders entitled to
------
notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 1.9    List of Stockholders Entitled to Vote. The Secretary
                         -------------------------------------
shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 1.10   Consent of Stockholders in Lieu of Meeting. To the
                         ------------------------------------------
extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and prior notice thereof and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those stockholders who have not consented in writing.

          Section 1.11   Shares Held by Nominees. The Corporation may establish
                         -----------------------
a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a stockholder. The extent of this recognition may be determined in the procedure thus established.

                                  ARTICLE II

                              Board of Directors


          Section 2.1    Powers; Number; Qualifications. The business and
                         ------------------------------
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The initial Board of Directors shall consist of seven (7) persons. Four (4) of the initial directors shall be selected by the Creditors' Committee and three (3) of the initial directors shall be selected by the Company. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than ten (10). Within such limits, the number of directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation.

          Section 2.2     Election; Term of Office. The directors shall be
                          ------------------------
divided into two classes designated Class I and Class II, which at all times shall be as nearly equal in number as possible. The term of office of directors of one class shall expire at each annual meeting of stockholders and in all cases, as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The term of office of Class I directors shall expire at the 2002 Annual Meeting of Stockholders and the term of office of Class II directors shall expire at the 2003 Annual Meeting of Stockholders. At each annual meeting of stockholders following such initial classification and election, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting of stockholders after their election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the Certificate of Incorporation.

          Section 2.3     Resignation; Removal; Vacancies; Special Elections.
                          --------------------------------------------------
Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of a majority of the total number of directors. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose. Each director chosen to fill a vacancy shall hold office until the next annual election at which the term of the class of directors to which he was elected expires and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation or removal.

          Section 2.4    Regular Meetings. Regular meetings of the Board of
                         ----------------
Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

          Section 2.5    Special Meetings. Special meetings of the Board of
                         ----------------
Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Chief Executive Officer or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

          Section 2.6    Notice of Meetings. Regular meetings of the Board of
                         ------------------
Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless: the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

          Section 2.7    Telephonic Meetings Permitted. Unless otherwise
                         -----------------------------
restricted by the Certificate of Incorporation or these By-Laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

          Section 2.8    Quorum; Vote Required for Action. At all meetings of
                         --------------------------------
the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the Certificate of Incorporation or these By-Laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

          Section 2.9    Organization. Meetings of the Board of Directors shall
                         ------------
be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.10   Action by Directors Without a Meeting.  Unless
                         -------------------------------------
otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                  Committees

          Section 3.1    Committees.  The Board of Directors may, by resolution
                         ----------
passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the Certificate of Incorporation or these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

          Section 3.2    Committee Rules.  Unless the Board of Directors
                         ---------------
otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these By-Laws.

                                  ARTICLE IV

                                   Officers

          Section 4.1    Officers; Election.  As soon as practicable after the
                         ------------------
annual meeting of stockholders in each year, the Board shall elect a Chief Executive Officer and a Secretary. The Board may also elect a Chairman of the Board, a Treasurer and one or more Executive Vice Presidents. The Chief Executive Officer may select one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more

Assistant Treasurers and may give any of them such further designations or alternate titles as he considers desirable. Any number of offices may be held by the same person.

          Section 4.2    Term of Office; Resignation; Removal; Vacancies.
                         -----------------------------------------------
Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or selection of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in Section 4.1 for election of officers following the annual meeting of stockholders.

          Section 4.3    Chairman of the Board.  The Chairman of the Board or,
                         ---------------------
if there is not a Chairman of the Board, the Chief Executive Officer shall have general charge and supervision of the business of the Corporation. In addition, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law.

          Section 4.4    Chief Executive Officer.  The Chief Executive Officer
                         -----------------------
shall perform all duties incident to such office, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

          Section 4.5    Vice Presidents.  The Executive Vice President or Vice
                         ---------------
Presidents, at the request of the Chief Executive Officer or in his absence or during his inability to act, shall perform the duties of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer. If there be more than one Executive Vice President, the Board of Directors may determine which one or more of the Executive Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the Chief Executive Officer may make such determination; otherwise any of the Executive Vice Presi dents may perform any of such duties. The Executive Vice President or Executive Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the Chief Executive Officer or as may be provided by law.

          Section 4.6    Secretary.  The Secretary shall have the duty to record
                         ---------
the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

          Section 4.7    Treasurer.  The Treasurer shall have charge of and be
                         ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

          Section 4.8    Assistant Secretaries and Assistant Treasurers.  The
                         ----------------------------------------------
Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or Board of Directors.

          Section 4.9    Other Officers.  The other officers, if any, of the
                         --------------
Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     Stock

          Section 5.1    Certificates.  Every holder of stock in the Corporation
                         ------------
shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

          Section 5.2    Fractional Shares or Scrip.  The Corporation may: (a)
                         --------------------------
issue fractions of a share or pay in money the value of fractions of a share;
(b) arrange for disposition of fractional shares by the stockholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required to be included in a share certificate by the Delaware General Corporation Law. The holder of a fractional share is entitled to exercise the rights of a stockholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchange able may be sold and the proceeds paid to the scripholders.

          Section 5.3    Share Transfers.  Upon compliance with any provisions
                         ---------------
restrict ing the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          Section 5.4    Lost, Stolen or Destroyed Stock Certificates; Issuance
                         ------------------------------------------------------
of New Certificates.  The Corporation may issue a new certificate of stock in
-------------------
the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI

                                 Miscellaneous

          Section 6.1    Seal.  The Corporation may have a corporate seal which
                         -----
shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 6.2    Waiver of Notice of Meetings of Stockholders, Directors
                         -------------------------------------------------------
and Committees.  Whenever notice is required to be given by law or under any
--------------
provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

          Section 6.3    Meaning of Certain Terms.  As used herein, in respect
                         ------------------------
of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          Section 6.4    Form of Records.  Any records maintained by the
                         ---------------
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 6.5    Dividends.  Dividends upon the stock of the
                         ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

          Section 6.6    Reserves.  Before the payment of any dividend, there
                         --------
may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

          Section 6.7    Checks.  All checks or demands for money and notes of
                         ------
the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 6.8    Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
be from January 1st through December 31st.

          Section 6.9    Offices.  The registered office of the Corporation
                         -------
shall be in the City of Wilmington, County of New Castle, State of Delaware.
The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                  ARTICLE VII

                                  Amendments

          Section 7.1    Amendments.  These By-Laws may be altered, amended or
                         ----------
repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                  ARTICLE VII

                                Indemnification

          Section 7.2    Indemnification.  The Corporation shall indemnify to
                         ---------------
the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

          The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

          The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.


                                  ARTICLE IX

                                Rules of Order

          Section 8.1   Rules of Order.  At any meeting of stockholders or
                        --------------
directors of the Corporation at which a question of procedure arises, the person presiding at the meeting may rely upon the Robert's Rules of Order, Newly Revised as then in effect to resolve any such question.

                                                                  PLAN EXHIBIT C



                         FORM OF MANAGEMENT OPTION PLAN
                         ------------------------------

                            ICG COMMUNICATIONS, INC
                          YEAR 2002 STOCK OPTION PLAN

                            ICG COMMUNICATIONS, INC.
                          YEAR 2002 STOCK OPTION PLAN


                                   SECTION 1
                                   ---------
                                 GENERAL TERMS
                                 -------------

     1.1  Purpose.  The ICG Communications, Inc. Year 2002 Stock Option Plan has
          -------
been established by ICG Communications, Inc. to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2  Participation.  Subject to the terms and conditions of the Plan, the
          -------------
Committee will determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Options under the Plan, and thereby become Participants in the Plan. In the discretion of the Committee, a Participant may be granted any type of Option permitted under the provisions of the Plan, and more than one Option may be granted to a Participant.

     1.3  Operation, Administration, and Definitions.  The operation and
          ------------------------------------------
administration of the Plan, including the Options granted under the Plan, will be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan will be defined as set forth in
Section 7.

                                   SECTION 2
                                   ---------
                                    OPTIONS
                                    -------

     2.1  Grants of Options.  Options granted under this Section 2 may be
          -----------------
either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NSOs"), as determined in the discretion of the Committee. The initial grants of Options under this Plan after the Effective Date will be made in substantially the form as set forth in Exhibit A.

     2.2  Exercise Price.  The Exercise Price of each Option granted under this
          --------------
Section 2 will be established by the Committee or will be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price for an ISO must equal the Fair Market Value of the Stock on the date of grant. The Exercise Price of the initial grant of Options under this Plan will be determined in substantially the manner as set forth in Exhibit A.

     2.3  Vesting.  An Option will become vested in accordance with the vesting
          -------
schedule and other terms and conditions set forth in the Option Agreement. If no vesting schedule is provided in the Option Agreement, the Option will become 33.3% vested on the first anniversary of the Grant Date, and vested as to an additional 33.3% on each of the second and third anniversaries of the Grant Date, provided that the Participant is employed by the Company or a Subsidiary on each such vesting date. Vesting of Options initially granted under this Plan will be determined in substantially the manner as set forth in Exhibit A.

     2.4   Payment of Option Exercise Price.  The payment of the Exercise Price
           --------------------------------
of an Option granted under this Section 2 will be subject to the following:

          (a) Subject to the provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price will be payable by cashier's or certified check or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5  Settlement of Option.  Shares of Stock delivered pursuant to the
          --------------------
exercise of an Option will be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Option Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

     2.6  Terms Applicable to NSOs.  Except as otherwise expressly provided in
          ------------------------
the Option Agreement or as agreed to by the Committee, the following terms will apply to NSOs:

          (a) The Exercise Price for each share of Stock covered by a NSO may be at any price; provided that NSOs granted in compliance with the Code Section 162(m) performance-based compensation rules must be granted with an Exercise Price not less than 100% of Fair Market Value.

          A NSO may not be exercisable more than ten years from the Grant Date of the NSO.

     2.7  Terms Applicable to ISOs.  Notwithstanding any other provision of the
          ------------------------
Plan, this Section 2.7 will apply to Options intended to be treated as ISOs. Any Option granted which is intended to be treated as an ISO which does not satisfy the requirements applicable to ISOs under Code Section 422 will be treated as a NSO to the extent such Option does not satisfy the ISO requirements.

          (a) The aggregate Fair Market Value of the shares of Stock for which an ISO is exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, will not exceed $100,000. For this purpose, the Fair Market Value of the Stock will be determined as of the Grant Date of the Option. In the event that the Code, or the regulations or other authority issued under the Code, are amended to provide for a different limit on the Fair Market Value of shares of Stock to be subject to an ISO, such different limit automatically will be incorporated herein and will apply to any ISOs granted after the effective date of such amendment.

          (b) The Exercise Price for each share of Stock covered by an ISO granted to an Eligible Person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a "10% Shareholder") must be at least 110% of the Fair Market Value of the Stock subject to the ISO on the Grant Date of the Option.

          (c) The ISO may not be exercisable more than ten years from the Grant Date of the ISO; provided, however, that the exercise period of an ISO granted to a 10% Shareholder must expire not more than five years from the Grant Date of such ISO.

          (d) ISOs may not be granted to Eligible Employees who are not employees of the Company or any Subsidiary.

     2.8  Exercise of Options.  Vested Options (whether ISOs or NSOs) may be
          -------------------
exercised at any time during the Participant's employment. Except as otherwise provided in any Option Agreement, or as otherwise determined by the Committee, the following provisions will occur with respect to the exercise of an Option:

          (a) Termination Because of Death or Disability: If the Participant dies or becomes Disabled during the Exercise Period while still employed, the Option may be exercised by those entitled to do so (who will be, in the event of the Participant's death, the Participant's beneficiary under Section 3.16) within eighteen (18) months following the Participant's death or Disability (provided that such exercise must occur within the Exercise Period), but not thereafter.

          (b) Other Termination: If the employment of the Participant is terminated (which for this purpose means that the Participant is no longer employed by the Company or any Subsidiary) within the Exercise Period for any reason other than for Cause or the Participant's death or Disability, the Option may be exercised by the Participant within eighteen (18) months following the date of such termination (provided that such exercise must occur within the Exercise Period), but not thereafter.

          (c) Only Vested Options May be Exercised: In any case, an Option may be exercised only as to the shares of Stock as to which the

Option had become exercisable on or before the date of the Participant's termination, death or Disability.

          (d) Forfeiture for Terminations for Cause: In the event the Participant's employment with the Company or a Subsidiary is terminated for Cause, any Option then held by such Participant (whether or not vested) will be cancelled and will become void and the Participant will have no further interest in such Option.

          (e) Limited Exercise Periods for ISO Treatment: Notwithstanding the above, in order to retain ISO treatment for any Option, the Option must be exercised within the time periods set forth in this Section 2.8(e). Any Option granted which is intended to be treated as an ISO which does not satisfy the requirements applicable to ISOs under Code Section 422 will be treated as a NSO to the extent such Option does not satisfy the ISO requirements.

               (i) Exercise of ISO Upon Death or Disability: To retain ISO treatment, if the Participant dies or becomes Disabled during the Exercise Period while still employed, or within the 90-day period referred to in the following paragraph, the ISO must be exercised by those entitled to do so (who will be, in the event of the Participant's death, the Participant's beneficiary under Section 3.16) within twelve months following the Participant's death or Disability (provided that such exercise must occur within the Exercise Period), but not thereafter.

               (ii) Exercise of ISO Upon Other Termination: To retain ISO treatment, if the employment of the Participant is terminated (which for this purpose means that the Participant is no longer employed by the Company or any Subsidiary) within the Exercise Period for any reason other than for Cause or the Participant's death or Disability, the ISO must be exercised by the Participant within 90 days following the date of such termination (provided that such exercise must occur within the Exercise Period), but not thereafter.

                                   SECTION 3
                                   ---------
                         OPERATION AND ADMINISTRATION
                         ----------------------------

     3.1  Effective Date.  Subject to the approval of the shareholders of the
          --------------
Company, the Plan will be effective as of the date the Company's Plan of Reorganization becomes effective; provided, however, that to the extent that Options are granted under the Plan prior to its approval by shareholders, the Options will be contingent on approval of the Plan by the shareholders of the Company.

     3.2  Term of Plan.  The Plan will be unlimited in duration and, in the
          ------------
event of Plan termination, will remain in effect as long as any Options under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the earlier of the date the Plan is adopted by the Company or the date the Plan is approved by shareholders.

     3.3  Shares Subject to Plan.  The shares of Stock for which Options may be
          ----------------------
granted under the Plan will be subject to the following:

          (a) Subject to the following provisions of this Section 3.3, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan will equal 1,760,000 shares of Stock.

          (b) To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, or shares of Stock are not delivered because the shares are used to satisfy applicable tax withholding obligations, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (c) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d) The maximum number of shares of Stock that may be issued under Options intended to be treated as ISOs will equal the total number of shares available under the Plan, as set forth in Section 3.3(a).

     3.4  General Restrictions.  Delivery of shares of Stock under the Plan will
          --------------------
be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.5  Tax Withholding.  All distributions under the Plan are subject to
          ---------------
withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant otherwise is entitled under the Plan.

     3.6  Use of Shares.  Subject to the overall limitation on the number of
          -------------
shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. In addition, Options may be granted as alternatives to or replacement of Options outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

     3.7  Dividends and Dividend Equivalents.  An Option may provide the
          ----------------------------------
Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Option (both before and after the Stock subject to the Option is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee will establish, including the reinvestment of such credited amounts in Stock equivalents.

     3.8  Transferability.  Except as otherwise provided by the Committee,
          ---------------
Options under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that an ISO may not be transferable except as designated by the Participant by will or by the laws of descent and distribution.

     3.9  Form and Time of Elections.  Unless otherwise specified herein, each
          --------------------------
election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, will be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee will require.

     3.10 Agreement With Company.  An Option granted under the Plan will be
          ----------------------
subject to such terms and conditions, not inconsistent with the Plan, as the Committee will, in its sole discretion, prescribe. The terms and conditions of any Option to any Participant will be reflected in an Option Agreement and in this Plan. A copy of such Option Agreement will be provided to the Participant, and the Committee may, but need not require that the Participant will sign a copy of such Option Agreement. The Participant and such Option Agreement will be subject to all of the terms of this Plan regardless of whether any Participant signature is required.

     3.11 Action by Company or Subsidiary.  Any action required or permitted to
          -------------------------------
be taken by the Company or any Subsidiary will be evidenced by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such Company or Subsidiary.

     3.12 Gender and Number.  Where the context admits, words in any gender will
          -----------------
include any other gender, words in the singular will include the plural and the plural will include the singular.

     3.13 Limitation of Implied Rights.
          ----------------------------

          (a) Neither a Participant nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the Stock issued under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Subsidiary will be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option under the Plan will confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     3.14 Evidence.  Evidence required of anyone under the Plan may be by
          --------
certificate, affidavit, document or other information which the person acting on such evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.15 Leaves of Absence.  Except as otherwise provided in any Option
          -----------------
Agreement, a leave of absence approved by the Company (such approval may be conditioned upon, but not limited to, the reason for and duration of the leave) in accordance with the Company policies and procedures, and as required by law, will not be deemed a termination of employment for any purpose under this Plan.

     3.16 Beneficiary of Option.  Except as otherwise provided in a written
          ---------------------
beneficiary designation (in such form approved by the Committee) signed by the Participant and filed with the Committee prior to the death of the Participant, upon the death of a Participant, the beneficiary of any Option granted under this Plan will be the Participant's beneficiary or beneficiaries named under the terms of the basic life insurance program offered by the Company and in effect on the date of the Participant's death, including any and all provisions applicable under such basic life insurance program with respect to the beneficiary of a Participant who does not designate a beneficiary and a named beneficiary who predeceases the Participant. If the Participant is not a participant in any such basic life insurance program on the date of the Participant's death, and there is no written beneficiary designation signed by the Participant in effect, the Participant's beneficiary will be the Participant's estate.

     3.17 Binding Effect. This Plan will be binding upon, and inure to the
          --------------
benefit of, the Company and its successors and assigns, and upon the Participant and his or her heirs, beneficiaries, and personal representatives.

     3.18 Liability and Indemnification.
          -----------------------------

          (a) Neither the Company nor any Parent or Subsidiary will be responsible in any way for any action or omission of the Committee, or any other persons or fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Company nor any Parent or Subsidiary will be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Company or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

          (b) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Company, each Parent and Subsidiary and the Committee will be held harmless by the Participant, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Company, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors, or shareholders of any of them, nor any other person will have any liability or responsibility with respect to this Plan, except as expressly provided herein.

     3.19 Governing Law.  All issues relating to the validity, construction, and
          -------------
administration of this Plan will be governed by the laws of the State of Delaware.


                                   SECTION 4
                                   ---------
                 CORPORATE TRANSACTIONS AND CHANGES IN CONTROL
                 ---------------------------------------------

     4.1  Corporate Transactions.  In the event there is any change in the Stock
          ----------------------
by reason of any reorganization, recapitalization, stock split, stock dividend, or otherwise, there will be substituted for, or added to, each share of Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of Stock or other securities into which each outstanding share of Stock will be so changed or for which each such share will be exchanged, or to which each such share will be entitled, as the case may be, and the per share price thereof shall also be appropriately adjusted. Notwithstanding the foregoing, (a) each such adjustment with respect to an ISO will comply with the rules of Code Section 424(a), and (b) in no event will any adjustment be made which would render any ISO granted hereunder to be other than an incentive stock option under Code Section 422.

     4.2  Vesting Upon Change in Control.  Upon the occurrence of a Change in
          ------------------------------
Control of the Company, all outstanding Options held by Participants who are in the employ of the Company on the date of such Change in Control will become fully vested and exercisable.

     4.3  Change in Control. Except as otherwise defined in any Option
          -----------------
Agreement, a "Change in Control" will be deemed to have occurred if any

"Person," as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or "group," as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding Excluded Entities, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 50 percent or more of the total voting power of the Company's then outstanding securities.

          (a) For purposes of this Section, "Excluded Entities" means (i) any trustee or fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; (ii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company; (iii) the Company or any Subsidiary; and (iv) any Participant who, together with all Affiliates of the Participant, is or becomes the direct or indirect Beneficial Owner of the percentage of such securities set forth above.

          (b) For purposes of this Section, an "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person and "control" means the power to direct the management or policies of any Person, through the power to vote shares or other equity interests, by contract or otherwise.

          (c) The term "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including (but not limited to) the provisions of such rules that a Person will be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a Beneficial Owner of, or to own beneficially, any securities if such Beneficial Ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act, and (ii) is not also then reportable on Schedule 13D or
Schedule 13G (or any successor schedule) under the Exchange Act.

                                   SECTION 5
                                   ---------
                                   COMMITTEE
                                   ---------

     5.1  Administration.  The authority to control and manage the operation and
          --------------
administration of the Plan will be vested in a committee (the "Committee") in accordance with this Section 5. The Committee will be selected by the Board and generally will consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee. The Board may appoint such special committees as the Board determines necessary or desirable in accordance with the following provisions:

          (a) With respect to the grant of Options to persons who are or may become "covered employees", as such term is defined in Code Section 162(m), the Options will be granted by a Committee consisting only of two or more outside directors. For purposes of this Section 5.1(a), a director will be treated as an "outside director" if the director (i) is not a current employee of the Company or its affiliates; (ii) is not a former employee of the Company or its affiliates who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or its affiliates; and (iv) does not receive remuneration, either directly or indirectly, in any capacity other than as a director.

          (b)  With respect to the grant of Options for which the exemption from
Section 16(b) of the Exchange Act provided by Rule 16b-3 is desired, the Option will be granted by a Committee consisting of (i) only "non-employee directors" or (ii) the full board of directors. Alternatively, the Option may be granted by a Committee consisting of persons who are not non-employee directors; provided that the Option is approved by the full Board.

     5.2  Powers of Committee.  The Committee's administration of the Plan will
          -------------------
be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who will receive Options, to determine the time or times of

Option grants, to determine the types of Options, and the number of shares covered by the Options, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Options, to accelerate vesting of Options, and (subject to the restrictions imposed by Section 7) to cancel or suspend the grant of Options.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Options in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Option Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan will be final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     5.3  Delegation by Committee.  Except to the extent prohibited by
          -----------------------
applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4  Information to be Furnished to Committee.  The Company and
          ----------------------------------------
Subsidiaries will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries with respect to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.


                                   SECTION 6
                                   ---------
                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), materially adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board. An amendment that increases the number of shares of Stock available under the Plan or which changes the class of Eligible Employees under the Plan will require approval by the Company's stockholders.


                                   SECTION 7
                                   ---------
                                 DEFINED TERMS
                                 -------------

     In addition to the other definitions contained herein, the following definitions will apply:

     (a)  Board.  The term "Board" will mean the Board of Directors of the
          -----
Company.

     (b)  Cause.  Unless otherwise defined in the Option Agreement, the term
          -----
"Cause" will mean:

          (i) a Participant's willful or gross misconduct, or willful or gross negligence, in the performance of his or her duties for the Company or any Parent or Subsidiary, after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice;

          (ii) a Participant's intentional or habitual neglect of his or her duties for the Company or any Parent or Subsidiary after prior written notice of such neglect; or

          (iii) a Participant's theft or misappropriation of funds or property of the Company or any Parent or Subsidiary, or the commission of a felony.

     (c)  Code.  The term "Code" means the Internal Revenue Code of 1986, as
          ----
amended. A reference to any provision of the Code will include reference to any successor provision of the Code.

     (d)  Company.  The term "Company" means ICG Communications, Inc., and any
          -------
successor thereto.

     (e)  Disabled or Disability.  Unless otherwise provided by the Committee, a
          ----------------------
Participant will be considered to be "Disabled" or to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than twelve months, as determined under Code Section 22(e)(3).

     (f)  Effective Date.  The term "Effective Date" means January 1, 2002.
          --------------

     (g)  Eligible Person.  The term "Eligible Person" means any employee of the
          ---------------
Company or any Parent or Subsidiary.

     (h)  Exercise Period.  The term "Exercise Period" means that period, as
          ---------------
established by the Committee, during which an Option may be exercised, to the extent vested.

     (i)  Exercise Price.  The term "Exercise Price" means that price at which
          --------------
an Option may be exercised.

     (j)  Fair Market Value.  The term "Fair Market Value" will mean the last
          -----------------
reported sale price for the Stock on a Trading Day or, in the event no such reported sale occurs on such Trading Day, the average of the closing bid and asked prices for the Stock on such Trading Date, in either case on the principal securities exchange on which the Stock is listed or admitted to trading. If the Stock is not listed or admitted to trading on any securities exchange, but is traded in the over-the-counter market, Fair Market Value will mean the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system. If the Stock is not listed on NASDAQ or a comparable system, Fair Market Value will mean the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Stock, as selected from time to time by the Company for that purpose. A Trading Day will mean, if the Stock is listed on any securities exchange, a business day on which such exchange was open for trading and at least one trade of Stock was effected on such exchange on such business day, or, if the Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day on which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Stock. In the event the Stock is not publicly traded, the Fair Market Value of the Stock will be determined in good faith by the Committee.

     (k)  Grant Date. The term "Grant Date" means the date, as determined by the
          ----------
Committee, as of which an Option is granted to an Eligible Person.

     (l)  ISO.  The term "ISO" means an Option that is intended to satisfy the
          ---
requirements applicable to an "incentive stock option" described in Code Section 422(b).

     (m)  NSO.  The term "NSO" means an Option that is not intended to be an
          ---
"incentive stock option" as that term is described in Code Section 422(b).

     (n)  Option.  The term "Option" means a right to purchase shares of Stock
          ------
at an Exercise Price established by the Committee.

     (o)  Option Agreement.  The term "Option Agreement" means the written
          ----------------
document, in such form as is determined by the Committee, which reflects the terms and conditions of an Option granted to a Participant.

     (p)  Parent. The term "Parent" means any company during any period in which
          ------
it is a "parent corporation" (as that term is defined in Code Section 424(e)) with respect to the Company.

     (q)  Participant.  The term "Participant" means any Eligible Person who is
          -----------
selected by the Committed to be granted an Option.

     (r)  Plan.  The term "Plan" means this Year 2002 Stock Option Plan, as it
          ----
may be amended.

     (s)  Stock.  The term "Stock" means shares of common stock of the Company.
          -----

     (t)  Subsidiary.  The term "Subsidiary" means any company during any period
          ----------
in which it is a "subsidiary corporation" (as that term is defined in Code
Section 424(f)) with respect to the Company.

                                   EXHIBIT A

The initial grants of Options under this Plan will be granted effective 90 days following the date the Company's Plan of Reorganization becomes effective. This grant date is the "Pricing Date".

With respect to the initial Options granted to Eligible Persons who are management employees of the Company, as determined by the Committee, the exercise price will be the lesser of (i) the implied reorganization equity value midpoint divided by the number of shares outstanding upon the consummation of the Plan of Reorganization ($___ per share) or (ii) the average of the closing prices for the Stock on the principal securities exchange on which the Stock is traded for the five business days preceding the Pricing Date.

The initial grant of Options shall become 33.3% vested 275 days from the Pricing Date and vested as to an additional 33.3% on each of the second and third anniversaries of the effective date of the Company's Plan of Reorganization, provided that the Participant is employed by the Company or Subsidiary on each such vesting date.

The initial grant of Options shall be as follows:

     .    Randall E. Curran, Chief Executive Officer:  565,000 options
     .    Richard E. Fish, Jr., Executive Vice President and Chief Financial
          Officer: 60,000 options
     . Michael D. Kallet, Executive Vice President - Operations: 115,000 options
     .    Bernard L. Zuroff, Executive Vice President, General Counsel and
          Secretary: 50,000 options
     . 770,000 options allocated among 25 other executives as follows: blocks of 35,000 options to 18 executives and blocks of 20,000 to 7 executives

     The number of Options to be issued under this Plan would increase on a pro rata basis to the extent that more than ten (10) million New Common Shares (as defined in the Company's Plan of Reorganization) are issued in connection with the Plan of Reorganization, such that the Participants will own fifteen percent (15%) of the Reorganized Company.

                                                                  PLAN EXHIBIT D



                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

                            ICG COMMUNICATIONS, INC.

                                   _________

                         REGISTRATION RIGHTS AGREEMENT


                                   _________


                              Dated _______, 2002

                         REGISTRATION RIGHTS AGREEMENT

                                      OF

                           ICG COMMUNICATIONS, INC.

                           _________________________

     REGISTRATION RIGHTS AGREEMENT, dated as of ____, 2002, among ICG Communications, Inc., a Delaware corporation (the "Company"), and the other
                                                   -------
undersigned parties hereto (the "Agreement").
                                 ---------

     Pursuant to the Joint Plan of Reorganization of ICG Communications, Inc. and its affiliated debtors and debtors-in-possession (as amended or modified, the "Plan"), dated December ___, 2001, the Company has agreed, among other
     ----
things, to authorize ___ million shares of new common stock, par value $0.01 per
share (the "Common Stock"), of which approximately [     ] million shares will
            ------------
be issued in connection with the Plan. This agreement shall become effective upon the issuance of such securities pursuant to the Plan (the "Effective
                                                                ---------
Date").  Certain capitalized terms used in this agreement are defined in Article
----
I hereof. References to sections shall be to sections of this agreement.

     WHEREAS, the Company has agreed to grant to each of the Affiliated Stockholders the registration rights set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following terms shall have the following meanings:

     a.   "Affiliate" shall have the meaning set forth in Rule 405 promulgated
           ---------
          under the Securities Act.

     b.   "Affiliated Stockholder" shall mean any holder or holders of
           ----------------------
          Registrable Securities, both on the date of effectiveness of the Plan and at the time of the effective ness of the registration statement, holding at least ten-percent (10%) of the Registrable Securities (by number of shares at the time issued and outstanding).

     c.   "Board" shall mean the board of directors of the Company.
           -----

     d.   "Commission" shall mean the United States Securities and Exchange
           ----------
          Commission or any successor agency.

     e.   "Common Stock" shall have the meaning set forth in the Preamble
           ------------
          hereof.

     f.   "Company" shall have the meaning set forth in the Preamble hereof.
           -------

     g.   "Demand" shall have the meaning set forth in Section 2.1(a) hereof.
           ------

     h.   "Demand Registration" shall have the meaning set forth in Section
           -------------------
          2.1(a) hereof.

     i.   "Demanding Holder" shall have the meaning set forth in Section 2.1(b)
           ----------------
          hereof.

     j.   "Effective Date" shall have the meaning set forth in the Preamble
           --------------
          hereof.

     k.   "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
          amended, and the rules and regulations promulgated thereunder.

     l.   "Internal Expenses" shall have the meaning set forth in Section 2.6
           -----------------
          hereof.

     m.   "Losses" shall have the meaning set forth in Section 2.7(a) hereof.
           ------

     n.   "Market Price" for publicly traded shares of Common Stock or any other
           ------------
          class of capital stock or other security of the Company or any other issuer for any trading day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the securities exchange in which the Common Stock is listed for trading, or, if not listed or admitted for trading on any securities exchange, the average of the closing bid and asked prices on such day in over-the-counter market as reported by _______.

     o.   "Maximum Demand Number" shall have the meaning set forth in Section
           ---------------------
          2.1(h) hereof.

     p.   "Maximum Piggyback Number" shall have the meaning set forth in Section
           ------------------------
          2.2(b) hereof.

     q.   "Other Demand Rights" shall have the meaning set forth in Section
           -------------------
          2.2(b) hereof.

     r.   "Other Demanding Seller" shall have the meaning set forth in Section
           ----------------------
          2.2(b) hereof.

      S.  "Person" shall mean any individual, firm, corporation, partnership,
           ------
          limited liability company or other entity, and shall include any successor (by merger of otherwise) of such entity.

      T.  "Piggyback Notice" shall have the meaning set forth in Section 2.2(a)
           ----------------
          hereof.

      U.  "Piggyback Registration" shall have the meaning set forth in Section
           ----------------------
          2.2(a) hereof.

      V.  "Piggyback Seller" shall have the meaning set forth in Section 2.2(b)
           ----------------
          hereof.

      W.  "Plan" shall have the meaning set forth in the Preamble hereof.
           ----

      X.  "Primary Offering" shall have the meaning set forth in Section
           ----------------
          2.2(b)(i) hereof.

      Y.  "Public Offering" shall mean a public offering of equity securities of
           ---------------
          the Company pursuant to an effective registration statement under the Securities Act, including a public offering in which Affiliated Stockholders are entitled to sell Common Stock pursuant to the terms of this Agreement.

      Z.  "Registrable Securities" shall mean (i) any Common Stock issued to the
           ----------------------
          Affiliated Stockholders pursuant to the Plan, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization, (iii) [ ] Senior Notes and (iv) shares of Common Stock issued or issuable upon the exercise of the Rights (as defined in the Plan). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

     aa.  "Registration Expenses" shall have the meaning set forth in Section
           ---------------------
          2.6 hereof.

     bb.  "Requisite Amount" shall mean 15% of the Registrable Securities
           ----------------
          outstanding at any given time.

     cc.  "Restricted Securities" shall mean any Registrable Securities that are
           ---------------------
          restricted from trading under the securities laws because the holder of such Registrable Securities is deemed an "underwriter" or "affiliate" as those terms are defined under the Securities Act and the Bankruptcy Code.

     dd.  "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
          and the rules and regulations promulgated thereunder.

                                  ARTICLE II

                              REGISTRATION RIGHTS
                              -------------------

     Section 2.1    Demand Registration.
                    -------------------

     (a) Registration. At any time after the Effective Date, Affiliated Stockholders holding the Requisite Amount of Registrable Securities shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of
           ------
          their Registrable Securities (a "Demand Registration") and thereupon
                                           -------------------
          the Company will, subject to the terms of this Agreement, use its reasonable efforts to effect the registration under the Securities Act of:

          i. the Registrable Securities which the Company has been so requested to register by such Affiliated Stockholders for disposition in accordance with the intended method of disposition stated in such request;

          ii. all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b) hereof; and

          iii. all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1;

     all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered; provided
                                                                     --------
     that the Company shall not be required to effect a Demand Registration
     ----
     unless (x) a single holder of Registrable Securities has requested the registration of a number of shares of Registrable Securities held by such holder which is equal to or greater than ten percent (10%) of the shares of Common Stock at the time outstanding, and (y) the aggregate number of shares of Registrable Securities requested to be registered by all holders of Registrable Securities in such Demand Registration is equal to or greater than fifteen percent (15%) of the number of shares of Common Stock at the time outstanding.

     (b) Demands. A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Affiliated Stockholder or Affiliated Stockholders (each, a "Demanding Holder") requesting such Demand. Within fifteen
                    ----------------
          (15) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Affiliated Stockholders. Subject to

          Section 2.1(h), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after the Company's notice required by this paragraph has been given. Such written notice shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

     (c) Number of Demands. Each Affiliated Stockholder shall be entitled to one (1) Demand Registration; provided that, in the aggregate,
                                       -------- ----
          Affiliated Stockholders shall be entitled to no more than two (2) Demand Registrations.

     (d) Effective Registration Statement. A Demand Registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration
                                                -------- ----
          which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Affiliated Stockholders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Affiliated Stockholders unless the Affiliated Stockholders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, and as a direct result of the actions of the Company, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Affiliated Stockholders.

     (e) Satisfaction of Obligations. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 2.3), and (ii) such registration statement shall have been maintained continuously effective for a period of sixty (60) days or such shorter period in the case where all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement.

     (f) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company;

     (g) Restrictions on Demand Registrations. The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than sixty (60) days, or (ii) effect any Demand Registration (A) within six (6) months of a "firm commitment" underwritten registration in which all Affiliated Stockholders were given "piggyback" rights pursuant to Section 2.2 hereof and at least 50% of the number of Registrable Securities requested by such Affiliated Stockholders to be included in such registration were included, (B) within six (6) months of any other Demand Registration, or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all Affiliated Stockholders) for up to one hundred twenty (120) days the filing or the effective ness of a registration statement for a Demand Registration (but no more than twice in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that the Demand Registration or the disclosure of material, non-public information in connection therewith would have a material adverse affect on the Company or on any proposal or plan by the Company or any of its subsidiaries to engage in any debt or equity offering, material acquisition or disposition of assets, merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held for all Demanding Holders shall have the right to withdraw such Demand in accordance with Section 2.3 hereof.

     (h) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities and Common Stock included at the Company's election in a Demand Registration, except with the written consent of the holders of a majority, by number of shares, of the Registrable Securities held by all the Demanding Holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities held by all the Demanding Holders and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company which are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect (the "Maximum Demand Number") as follows
                                            ---------------------
          and in the following order of priority: (i) first, Registrable Securities requested to be included in such registration by Affiliated Stockholders, pro rata among such Affiliated Stockholders requesting
                        --- ----
          such registration on the basis of the number of such securities requested to be included by such Affiliated Stockholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the

          Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested
          --- ----
          to be included.

     (i) Selection of Underwriters. If the Demand Registration involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Com pany and shall be reasonably acceptable to the holders of a majority, by number of shares, of the Registrable Securities held by all of the Demanding Holders.

     Section 2.2    Piggyback Registrations.
                    -----------------------

     (a) Right to Piggyback. Subject to the terms and conditions hereof, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company on a Registration Statement on Form 10, Form S-4 or a Registration Statement on Form S-8 or any successor form) (a "Piggyback
                                                           ---------
          Registration"), the Company shall give all Affiliated Stockholders
          ------------
          prompt written notice thereof (but not less than fifteen (15) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of
           ----------------
          securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of an Affiliated Stockholder (which written request shall specify the number of Registrable Securities intended to be disposed of by such Affiliated Stockholder and the intended method of distribution thereof) given within ten (10) business days after such Piggyback Notice is given to such Affiliated Stockholder, the Company, subject to the terms and conditions of this Agreement, shall include in such registration all Registrable Securities held by Affiliated Stockholders with respect to which the Company has received such written requests for inclusion.

     (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company reasonably acceptable to the holders of a majority, by number of shares, of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other
                        -------------------                          -----
          Demanding Sellers"), any holders of Registrable Securities seeking to
          -----------------
          sell such Registrable Securities in such Piggyback Registration ("Piggyback Sellers") and any other
            -----------------
     proposed sellers, as the case may be, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback
                                                               -----------------
     Number"), as follows and in the following order of priority:
     ------

               (1) if the Piggyback Registration relates to an offering for the Com pany's own account (a "Primary Offering"), then (A)
                                               ----------------
                    first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accor dance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers in an amount sufficient to reduce the amount of such Piggyback Sellers' Registrable Securities held after the offering to a level that would cause such Piggyback Sellers to each hold less than ten-percent (10%) of the total issued and outstanding Common Stock; provided
                                                                      --------
                    that the Company shall, at the Company's discretion, in
                    ----
                    clude Registrable Securities in this category so as to maximize the number of Piggyback Sellers whose post-offering ownership of Common Stock is less than ten percent (10%) of the total issued and outstanding Common Stock; (C) third, such Registrable Securities duly requested to be included in such registration statement by any Piggyback Seller (consisting of the remaining Registrable Securities held by such Piggyback Sellers after application of the immediately preceding priority category), pro rata on the basis of the
                                                  --- ----
                    amount of such Registrable Securities held by such Piggyback Sellers.

               (2) if the Piggyback Registration relates to other than a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro
                                                                            ---
                    rata in proportion to the number of securities sought to be
                    ----
                    registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers in an amount sufficient to reduce the amount of such Piggyback Sellers' Registrable Securities held after the offering to a level that would cause such Piggyback Sellers to hold less than ten-percent (10%) of the total issued and outstand ing Common Stock; provided that the Company shall, at the
                                  -------- ----
                    Company's discretion, include Registrable Securities in this category so as to maximize the number of Piggyback Sellers whose post-offering ownership of Common Stock is less than ten-percent (10%) of the total issued and outstanding Common Stock; and (C) third, such Registrable Securities duly requested to be included in such registration statement by any Piggyback

                    Seller (consisting of remaining Registrable Securities held by such Piggyback Seller after application of the immediately pre ceding priority category), pro rata on the
                                                               --- ----
                    basis of the amount of such Registrable Securities held by such Piggyback Sellers.

     (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Affiliated Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1 hereof.

     Section 2.3   Withdrawal Rights.  Any Affiliated Stockholder having
                   -----------------
     notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a
                                              -------- ----
     Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten (10) business days following the mailing of such notice, either the Company or the holders of a majority, in number of shares, of the Registrable Securities sought to be registered may, by written notices made to the Company and each holder of Registrable Securities sought to be registered, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accor dance with an election by the Company,
     (b) in accordance with an election by the holders of a majority, in number of shares, of the Registrable Securities sought to be registered pursuant to such Demand Registration pursuant to Section 2.1(g) hereof, or (c) in accordance with an election by the holders of a majority of the Registrable Securities sought to be registered pursuant to such Demand Registration subsequent to the effectiveness of the applicable Demand Registration Statement because any post-effective amendment or supplement to the applicable Demand Registration Statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand. Except as set forth in clause (c) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding Holders subsequent to the effectiveness of the applicable Demand Registra tion Statement shall be counted as a Demand unless the Demanding Holders reimburse the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined in Section 2.6 hereof) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority, by number of shares, of such Demanding Holders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such Demanding Holders with a determination in accordance with the preceding sentence.

     Section 2.4  Holdback Agreements.  Each Affiliated Stockholder agrees not
                  --------------------
     to effect any public sale or distribution (including sales pursuant to Rule
     144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the one hundred twenty (120) day period following the effective date of a Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

     Section 2.5  Registration Procedures.
                  -----------------------

     (a) Registration. If and whenever the Company is required to use its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and
          2.2 (subject to its right to withdraw such registration as contemplated by Sections 2.2(c) and 2.3) the Company shall as expeditiously as reasonably possible:

          (i) prepare and file with the Commission a registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become and remain effective, pursuant to the terms of this agreement; provided however that the Company may discontinue any
                 -------- -------
                 registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.1, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such
                                   -------- -------
                 registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, to the extent specifi cally requested by such counsel, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effec tive and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 2.1, the expiration of sixty (60) days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to
                 Section 2.2, the expiration of sixty (60) days after such registration statement becomes effective;

          (iii) furnish to each seller of Registrable Securities covered by such registra tion statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus con tained in such registration statement (including each preliminary prospec tus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

          (iv) use reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any under writer of the securities being sold by such seller shall reasonably request, and take any other action which may be reasonably necessary or advis able to enable such seller and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdic tion wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

          (v) use its reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the

                 Company are then listed and, if no such securities are so listed, use its reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market ("Nasdaq");

          (vi) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vii) in connection with an underwritten offering, obtain for each seller of Registrable Securities and underwriter:

                      (a) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such sellers and underwriters, and

                      (b) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Stan dards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

          (vii) promptly notify the holders of Registrable Securities and the underwrit ers, if any, of the following events and, if requested by any such holder or underwriter, confirm such notification in writing:

                      (a) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effec tive amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                      (b) any request by the Commission for amendments or sup plements to the registration statement or the prospectus or for additional information;

                      (c) the issuance by the Commission of any stop order sus pending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                      (d) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue state ment of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospec tus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact re quired to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (x) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          The Company may require each seller of Registrable Securities as to which any registration is being effected and each underwriter, if any, to furnish the Company in writing such information regarding each seller or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by the registration statement.

     (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing under writer or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

     (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(viii), such seller shall forthwith discon tinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(a)(viii) and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable sixty (60) day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regard ing the happening of an event of the kind described in Section 2.5(a)(viii) to the date when all such sellers shall receive such a supplemented or amended pro spectus and such prospectus shall have been filed with the Commission.

     Section 2.6  Registration Expenses.  All expenses incident to the Company's
                  ---------------------
     perfor mance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be
                                               ---------------------
     borne by the Com pany. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and the expenses and fees for listing the securities
     ------------------
     to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

     Section 2.7    Indemnification.

     (a) By the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees, managers and agents and each Person who controls (within the meaning of the Securities Act) such holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to
                              ------
          any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are
                                                ------
          caused by any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to
                                           --
          deliver a copy of a current prospectus or any amendments or supplements thereto (which does not contain any such material misstatements or omissions) after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold.


     (b) By the Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemni fied Person against all Losses caused by any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder expressly for use therein; provided, however, that each holder's obligation to indemnify the Company hereunder shall, to the extent more than one holder is subject to the same indemnification obligation, be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

     (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the
                                                     --------  -------
          failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

     (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnify ing party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this para graph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such as sumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such unreasonable delay, in either event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

     (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

     (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any state ment or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita
                                               --- ----    --- ------
          allocation. No person guilty of fraudulent misrepresentation (within the mean ing of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Affiliated Stockholder shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

     Section 2.8    Restrictions on Transfer.
                    ------------------------

     (a) Restrictive Legends. Except as otherwise permitted by this Section 2.8, each certificate or other instrument evidencing any Registrable Securities (including each such certificate or other instrument issued upon the transfer of any Registrable Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any other applicable securities law and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration or an exemption therefrom under such Act and applicable state securities laws."

     (b) Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respect with this Section 2.8(b). Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and
          (ii) shall designate in such
               notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

               (i) If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, and
                      (B) counsel for the Company shall not have rendered an opinion within twenty (20) days after the receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 2.8(a), unless in the opinion of each such counsel such legend is no longer required to ensure compliance with the Securities Act; and

               (ii) If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Restricted Securities until receipt of a further notice from the Company under clause (i) above or until registration of such Restricted Securities under the Securities Act has become effective.

               Notwithstanding the foregoing provisions of this Section 2.8(b), the purchaser of the Common Stock shall be permitted to transfer any Restricted Securities to a limited number of institutional investors, provided that (A) each such investor represents in
                          --------
               writing that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any require ment of law that the disposition thereof shall at all times be within the control of such transferee), (B) each such investor agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this Section 2.8(b) and (C) the purchaser of the Common Stock delivers to the Company an opinion of counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     Section 3.1    Headings.  The heading in this Agreement are for convenience
                    --------
                    of refer ence only and shall not control or effect the meaning or construction of any provisions hereof.

     Section 3.2    Entire Agreement. This Agreement constitutes the entire
                    ----------------
                    agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understand ings between the parties hereto with respect to the subject matter hereof.

     Section 3.3    Termination of Certain Rights.  The rights and obligations
                    -----------------------------
                    hereunder of each Affiliated Stockholder will terminate with respect to such Affiliated Stockholder at such time when it is no longer an Affiliated Stockholder under this Agreement; provided, however, that the provisions of Section 2.5
                    --------  -------
                    hereof, the rights of any Affiliated Stockholder with respect to breach of any provision hereof, and any obligation accrued as of the date of termination shall survive termination of this Agreement.

     Section 3.4    Rule 144.  The Company covenants that it will file the
                    --------
                    reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as neces sary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemp tions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

     Section 3.5    Notices.  All notices and other communications hereunder
                    -------
                    shall be in writing and shall be delivered personally or by next-day courier, at the address specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be
                            --------
                    effective only upon receipt thereof). Any such notice shall be effec tive upon receipt, if personally delivered, or one business day after delivery to a courier for next-day delivery.

               If to Company:

                       ICG Communications, Inc.
                       161 Inverness Drive West
                       Englewood, CO  80112

                       Attention:  Bernie Zuroff
                                   General Counsel

               with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                       Chicago, IL  60606
                       Attention:  David S. Kurtz
                                   Timothy R. Pohl
                                   Rena M. Samole

               If to Stockholders:

                       At the addresses listed
                       on the signature pages hereto.

     Section 3.6  Applicable Law.  The substantive laws of the State of New York
                  --------------
                  shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RE SPECT TO DISPUTES HEREUNDER.

     Section 3.7  Severability.  The invalidity, illegality or unenforceability
                  ------------
                  of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforce able to the fullest extent permitted by law.

     Section 3.8  Successors; Assigns.  The provisions of this Agreement shall
                  -------------------
                  be binding upon the parties hereto and their respective heirs, successors and assigns whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchaser or holder of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     Section 3.9  Amendments.  This Agreement may not be amended, modified or
                  ----------
                  sup plemented unless such amendment, modification or supplement is in writing and signed by the Company and the holders of at least 60% of the Registrable Securities outstanding on the date thereof (and, in the case of any amendment, modification or supplement that materially adversely affects any particular Affiliated Stockholder or group of Affiliated

                  Stockholders, with the written consent of such Affiliated Stockholder or group of Affiliated Stockholders).

     Section 3.10 Waiver.  Any waiver (express or implied) of any default or
                  ------
                  breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     Section 3.11 Counterparts.  This Agreement may be executed in two or more
                  ------------
                  counter parts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     Section 3.12 SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING
                  --------------------------
                  WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITUATED IN NEW YORK CITY OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREE MENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITION ALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS ARTICLE III. THE PARITIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
                                             --------------------
                  NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.


                    ICG Communications, Inc.


                    By:  _______________________________
                    Name:
                    Title:


                    [STOCKHOLDERS]

                    _______________________________
                    Name:
                    Address
                    Attention:
                    Telephone:
                    Facsimile:

                                                                  PLAN EXHIBIT E



                        TERM SHEET FOR RIGHTS OFFERING
                        ------------------------------

Issuer                  ICG Communications, Inc.

The Rights              The Rights Offering will permit each holder of an
                        Allowed Class 5 Claim as of the Rights Offering
                        Distribution Record Date to elect to purchase up to an amount equal to its Pro Rata Share of __ New Common
                        Shares. The subscription price for the New Common Shares shall be based upon a market-derived formula to be established prior to the hearing on the Disclosure
                        Statement.

Maximum Proceeds        $100 million aggregate proceeds if all Rights are
                        exercised.

Initial Distribution    The Rights will be distributed to all holders of Allowed
                        Class 5 Claims as of the Rights Offering Distribution
                        Record Date.

Use of Proceeds         Proceeds shall be used to fund the operations of
                        Reorganized ICG. Fifty percent (50%) of any proceeds from the Rights Offering will reduce the outstanding principal of the New Se cured Notes up to $7.5 million, if Class 3 votes to accept the Plan.

Transferability         The Rights will be fully transferable for 30 days
                        subject to applicable federal and state securities laws.

Standby                 ICG has the option to select a standby underwriter of
Underwriter             the Rights Offering.

                                                               PLAN EXHIBIT F(1)


         TERM SHEET FOR NEW SECURED NOTES IF CLASS 3 ACCEPTS THE PLAN
         ------------------------------------------------------------

Issuer                      ICG Communications, Inc.

Principal Amount            $85 million; $20 million of the $85 million
                            principal amount may be in the form of an off-balance sheet receivable securitiza tion program, if receivables qualify and structure permits such an instrument.

Interest Rate               Prime + 300 bp; Libor + 400 bp

Interest Payments           Quarterly in arrears

Maturity                    Five (5)  years from the Effective Date.

Amortization                5%, 5%, 10%, 10%, on each anniversary of the
                            Effective Date.

Security A first priority lien on all unencumbered assets of all of Reorganized ICG's entities, excluding working capital and cash on hand; a second priority lien on all other secured assets.

Rights Offering Proceeds    Fifty percent (50%) of any net proceeds from the
                            Rights Offer ing will reduce the principal due under the New Secured Notes in the form of a balloon payment, up to a maximum of $7.5 million.

Covenants                   Standard secured lending covenants will be provided
                            in the New Secured Notes.

Prepayment                  There will be no prepayment penalties.

Fees                        [To be negotiated.]

                                                               PLAN EXHIBIT F(2)

       TERM SHEET FOR NEW SECURED NOTES IF CLASS 3 DOES NOT ACCEPT PLAN
       ----------------------------------------------------------------


Issuer                      ICG Communications, Inc.

Principal Amount            $85 million.

Interest Rate               Prime + 150 bp; Libor + 250 bp

Interest Payments           Quarterly in arrears.

Maturity                    Five (5)  years from the Effective Date.

Amortization                No amortization for two (2) years; thereafter 10% on
                            each anniversary of the Effective Date.

Security A first priority lien on all unencumbered assets of all of Reorganized ICG's entities, excluding working capital and cash on hand; a second priority lien on all other secured assets.

Covenants                   Standard secured lending covenants will be provided
                            in the New Secured Notes.

Prepayment                  There will be no prepayment penalties.

                                                                   SCHEDULE 1.57


                      SCHEDULE OF NON-DEBTOR SUBSIDIARIES
                      -----------------------------------


1.  ICG Telecom Canada, Inc. (Federal Canadian)

2.  Zycom Corporation (Alberta, Canada)

3.  Zycom Corporation (Texas)

4.  Zycom Network Services, Inc. (Texas)

                                                                  SCHEDULE 1.101


                        SCHEDULE OF SUBSIDIARY DEBTORS
                        ------------------------------


     1.  ICG Communications, Inc.
     2.  ICG Services, Inc.
     3.  ICG Equipment, Inc.
     4.  ICG NetAhead, Inc.
     5.  ICG Mountain View, Inc.
     6.  ICG Canadian Acquisition, Inc.
     7.  ICG Holdings (Canada) Co.
     8.  ICG Holdings, Inc.
     9.  ICG Telecom Group, Inc.
     10. NikoNet, LLC
     11. ICG Ohio LINX, Inc.
     12. ICG Enhanced Services, Inc.
     13. Communications Buying Group, Inc.
     14. ICG Telecom Group of Virginia, Inc.
     15. ICG DataChoice Network Services, L.L.C.
     16. PTI Harbor Bay, Inc.
     17. Bay Area Teleport, Inc.
     18. ICG Access Services - Southeast, Inc.
     19. Trans American Cable, Inc.
     20. ICG Telecom of San Diego, L.P.
     21. Western Plains Finance, L.L.C.
     22. ICG ChoiceCom Management, LLC
     23. ICG ChoiceCom, L.P.
     24. DownNorth, Inc.
     25. ICG Tevis, Inc.
     26. ICG Funding, LLC

                                                                    SCHEDULE 5.9

                         SCHEDULE OF CAUSES OF ACTION
                       TO BE RETAINED BY REORGANIZED ICG
                       ---------------------------------

     The following is a non-exhaustive list of claims or causes of actions that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify this list to add or delete parties or causes of action, but disclaim any obligation to do so. In addition to the possible causes of action and claims listed below, the Debtors have or may have causes of action, claims, or rights against contractors, subcontractors, suppliers and others with whom they formerly dealt in the ordinary course of their businesses (the "Ordinary Course Claims"). The Debtors and Reorganized ICG reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action listed below, and all other claims and causes of action. The Debtors and Reorganized ICG also have or may have, and are retaining, various claims or causes of action arising under or pursuant to their insurance policies, and all rights arising under, relating to, or in connection with such policies are expressly reserved and retained.

Pending and Potential Litigations
---------------------------------

     All claims, counterclaims, rights or causes of action, suits or judgments that the Debtors have or may have in the following litigations:

1. John D. Field. Mr. Field failed to repay a promissory note made in favor of ICG in the principal amount of $200,000. ICG obtained a judgment against Mr. Field in the amount of $275,418.94, which included fees and costs. ICG is currently pursuing collection on the judgment.

2. Harrison Grading, Inc. Harrison Grading severed ICG's fiber optic cable after failing to have subsurface installations marked causing damage in the amount of $75,678. Litigation has been filed in the Alameda California Superior Court (Case No. 84.843280-1).

3. OneNet International Communications, Inc. OneNet, a subtenant in ICG's office space failed to pay rent to ICG in the approximate amount of $60,000. Litigation has been filed in the Court of Common Pleas, Cuyahoga County, Ohio (Case No. 3967001).

4. Southwestern Bell Communications (SBC). SBC is the parent company for three of the regional Incumbent Local Exchange Carriers (ILECs), namely, Ameritech, Pacific Bell and Southwestern Bell Telephone. SCC owes ICG approximately $26.6 million in unpaid reciprocal compensation. SBC is obligated to pay reciprocal compensation to ICG as a result of a voluntary settlement agreement entered into in June, 2000. The parties are currently in negotiations regarding disputes that SBC claims represents the unpaid amount. In the event negotiations fail, litigation may become necessary.

5. BellSouth. Bell South is the ILEC that serves the southeastern United States. Bell South owes ICG approximately $6.4 million in unpaid reciprocal compensation. ICG has tendered a settlement offer to SBC and is awaiting a response from BellSouth. In the event negotiations fail, litigation may become necessary.

6. Cincinnati Bell Telephone (CBT). CBT owes ICG approximately $8.7 million in unpaid reciprocal compensation. The parties, however, have reached a tentative agreement to settle the past due amount for a $2.2million cash payment by CBT which both parties believe adequately resolves previous disputes. In the event the parties are unable to finalize the settlement, litigation may become necessary.

7. Verizon. Verizon was created by the consolidation of Bell Atlantic and GTE telecommunications companies. Verizon owes ICG approximately $6.5 million in unpaid reciprocal compensation. The parties are currently involved in negotiations to resolve the past due amount. In the event negotiations fail, litigation may become necessary.

8. Qwest. Qwest owes ICG approximately $4.1 million in unpaid reciprocal compensation. The parties are currently in discussions to resolve their competing legal positions as to whether Qwest owes ICG reciprocal compensation. In the event negotiations fail, litigation may become necessary.

9. Genuity Solutions, Inc. ICG is preparing to file suit against Genuity Solutions, Inc. and its affiliate Genuity Networks Inc. The lawsuit will contend that Genuity breached the contracts signed in June 2001 and September 2000. The contracts required Genuity to purchase 150,000 IRAS ports for a five year term that would have provided ICG will revenue of approximately $50 million.

10. Bad Debt Claims. ICG has numerous potential claims against customers who are behind or who have failed to make payment as required by contract. ICG is pursuing collection with respect to these accounts and may be forced to file suit against some of these customers. Additionally, many of ICG's past or present customers have filed for bankruptcy protection and ICG is pursuing claims against these customers through the bankruptcy process.

11. All claims, causes or rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, arising under sections 544, 545, 547, 548, and 553 of the Bankruptcy Code.

                                                                   SCHEDULE 5.13

                          LUCENT SETTLEMENT AGREEMENT
                          ---------------------------



                                    TO COME.

                                                                   SCHEDULE 5.14

                           CISCO SETTLEMENT AGREEMENT
                           --------------------------


                                    To Come.

                                                                    SCHEDULE 7.1



                           NON-EXCLUSIVE SCHEDULE OF
                            CONTRACTS TO BE ASSUMED
                            -----------------------

                                                                    SCHEDULE 7.3



                        EXCLUSIVE SCHEDULE OF CONTRACTS
                        -------------------------------
                           TO BE REJECTED CONTRACTS
                           -------------------------